SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


Filed by the Registrant |X|


Filed by a Party other than the Registrant [ ]


Check the appropriate box:

|X| Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                                 MILACRON INC.

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               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):


|X| No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


    (1)  Title of each class of securities to which transaction applies:
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    (2)  Aggregate number of securities to which transaction applies:
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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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    (4)  Proposed maximum aggregate value of transaction:
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    (5)  Total fee paid:
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[ ] Fee paid previously with preliminary materials.



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[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


    (1)  Amount Previously Paid:
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    (2)  Form, Schedule or Registration Statement No.:
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    (3)  Filing Party:
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    (4)  Date Filed:
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



                         [LETTERHEAD OF MILACRON INC.]


April [  ], 2003



     It is my pleasure to invite you to attend the 2003 annual meeting of shareholders of Milacron Inc., which has been rescheduled for Friday, May 23,
2003, at 9:00 A.M., E.D.T. at [             ]. Enclosed is a notice of
annual meeting of shareholders, proxy statement and proxy card for the 2003 annual meeting of shareholders.

     In addition to the previously announced agenda outlined in our proxy statement filed on March 25, 2003, your board of directors is also seeking shareholder approval to amend Milacron's certificate of incorporation in order to eliminate the right of holders of common stock to ten votes per share depending on the length of time such shares have been held, also known as time-phased "supervoting" rights. YOUR BOARD, WITH THE EXCEPTION OF CHARLES F.C. TURNER WHO ABSTAINED, RECOMMENDS VOTING FOR THE AMENDMENT TO ELIMINATE "SUPERVOTING" RIGHTS FOR HOLDERS OF COMMON STOCK.

     A majority of your board believes that restoring the principle of "one share, one vote" will ensure that all holders of Milacron common stock have a voice in the governance of the company that is proportionate to their economic stake. Additionally, the elimination of these "supervoting" rights for holders of common stock will conform Milacron's voting structure to current best practices in corporate governance, remove the administrative burdens and added costs these rights create and reduce confusion over the distribution of voting power among our shareholders.

     Your vote at this year's annual meeting is particularly important, given all the extraordinary measures we have taken to position Milacron to respond to the eventual economic recovery and to create long-term value for all our shareholders. Milacron remains firmly committed to building on the progress we made in 2002 to strengthen our competitive position as a premier supplier in plastics technologies while growing our successful industrial fluids business. Our highly skilled and dedicated employees are working hard to create more value for our customers around the globe while striving for operational excellence across every aspect of our business. I am also confident that our successful cost-cutting and restructuring programs will be significant factors in improving operating results as we move forward.


Sincerely yours,



Ronald D. Brown
Chairman and
Chief Executive Officer

  The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact the Company's operations, markets, products and expected results. For further information, please refer to the Cautionary Statement included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, on file with the Securities and Exchange Commission.



|-----------------------------------------------------------------------------|
| PLEASE NOTE THAT YOUR BOARD IS SOLICITING VOTES FOR THE ANNUAL MEETING      |
| USING BLUE PROXY CARDS. PLEASE DO NOT USE ANY WHITE PROXY CARD THAT         |
| MILACRON PREVIOUSLY SENT TO YOU. NO WHITE PROXY CARDS (INCLUDING WHITE | | PROXY CARDS RETURNED PRIOR TO THE DATE OF THIS PROXY STATEMENT) WILL BE |
| COUNTED FOR PURPOSES OF THE ANNUAL MEETING.                                 |
|                                                                             |
| Your vote is extremely important. Please sign, date and promptly mail your  |
| blue proxy card in the postage-paid envelope provided.                      |
|                                                                             |
| If your shares are registered in the name of a bank or broker, only your | | bank or broker can execute a proxy and vote your shares and only after | | receiving your specific instructions. Please sign, date and promptly mail | | the blue proxy card in the envelope provided by your bank or broker. If you | | have been a continuous beneficial owner of your common stock since on or | | before April 1, 2000, please complete the certification on your proxy card | | prior to mailing the card. Remember, your shares cannot be voted unless you |
| return an executed proxy card to your bank or broker. If you have any       |
| questions or need further assistance in voting, please contact the firm     |
| assisting us in the solicitation of proxies:                                |
|                                                                             |
|                                                                             |
|                      [Innisfree M&A Incorporated Logo]                      |
|                                                                             |
| Call (877) 825-8631 (toll-free) or banks and brokers call (212) 750-5833    |
| (collect).                                                                  |
|                                                                             |
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


                 NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 23, 2003

     The Annual Meeting of the Shareholders of Milacron Inc., a Delaware corporation (the "Company"), will be held at [
                                 ], on Friday, May 23, 2003, at 9:00 A.M.,
E.D.T., for the following purposes:

    1. To elect three directors to the Company's Board of Directors;
    2. To approve the amendment and restatement of the Company's Restated Certificate of Incorporation to eliminate the right of holders of Common Stock to ten votes per share upon satisfaction of certain ownership tenure requirements;
    3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for fiscal year 2003;
    4. To vote on one shareholder proposal; and
    5. To transact such other business as may properly come before the meeting.

     The Company's Board of Directors has fixed the close of business on April 21, 2003, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE MARK, SIGN AND DATE THE ENCLOSED BLUE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE IN ORDER THAT YOUR SHARES MAY BE VOTED AT THE ANNUAL MEETING OF SHAREHOLDERS.


                                       By order of the Board of Directors,

                                       Hugh C. O'Donnell
                                       Vice President, General Counsel and
                                       Secretary

Cincinnati, Ohio,

April [ ], 2003

                               TABLE OF CONTENTS
                               -----------------




ANNUAL MEETING
INTRODUCTION
VOTING PROCEDURES
ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT
PROXY SOLICITATION
ELECTION OF DIRECTORS
DIRECTORS AND DIRECTOR NOMINEES
BOARD OF DIRECTORS AND BOARD COMMITTEES
PRINCIPAL HOLDERS OF VOTING SECURITIES
SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
PERSONNEL AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST YEAR AND FISCAL YEAR-END OPTION VALUES PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
AMENDMENT TO THE CERTIFICATE
INDEPENDENT AUDITORS
SHAREHOLDER PROPOSAL
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS
FINANCIAL STATEMENTS
OTHER MATTERS

                                 MILACRON INC.

                             2090 Florence Avenue

                            Cincinnati, Ohio 45206

                            ----------------------

                                PROXY STATEMENT


            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 23, 2003

     This proxy statement (the "Proxy Statement") and the accompanying form of proxy card are being mailed to shareholders beginning on or about April [ ], 2003, in connection with the solicitation by the Board of Directors (the "Board") of Milacron Inc., a Delaware corporation (the "Company"), of proxies to be used at the rescheduled Annual Meeting of Shareholders to be held on May 23, 2003 (the "Annual Meeting"), and any adjournment or postponement thereof.

     The Board has fixed the close of business on April 21, 2003, as the record date (the "Record Date") for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Shareholders of record of the Company's Common Stock, par value $1.00 per share ("Common Stock"), and of its 4% Cumulative Preferred Stock, par value $100 per share ("Preferred Stock"), at the close of business on the Record Date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. On the Record Date, there were outstanding [ ] shares of Preferred Stock and [ ] shares of Common Stock.


                                INTRODUCTION

     At the Annual Meeting, shareholders will consider and vote upon, among other matters, the election of three directors to the Board, each for a three-year term, and the amendment and restatement (the "Amendment") of the Company's Restated Certificate of Incorporation (the "Certificate") to eliminate the right of holders of Common Stock to ten votes per share upon satisfaction of certain ownership tenure requirements, also known as time-phased "supervoting" rights.

POTENTIAL PROXY CONTEST

     Prior to the 2002 annual meeting of shareholders (the "2002 Meeting"), members of the Geier family, descendants of one of the Company's founders, approached the Board regarding the Geier family's request for the nomination of a director supported by the Geier family for election at the 2002 Meeting. Following discussions between representatives of the Company and members of the Geier family, the Board agreed to nominate Charles F.C. Turner for election as a director at the 2002 Meeting. Mr. Turner was elected at the 2002 Meeting and currently serves as a director of the Company.

     In June 2002, members of the Geier family sent a letter to the Chairman of the Nominating and Corporate Governance Committee identifying an individual for consideration by that committee as a potential additional Geier family board member. Based upon the recommendation of the Nominating and Corporate Governance Committee, following a meeting by certain members of the Board with the individual identified in the Geier family's letter, the Nominating and Corporate Governance Committee determined to recommend that the Board not take action to appoint this individual to the Board. Mr. Turner, who is a member of the Nominating and Corporate Governance Committee, voted against that decision.

     In January 2003, members of the Geier family sent a letter to the Company to request that the Board either expand the Board and appoint a director suggested by such family members prior to the 2003 annual meeting of shareholders or nominate such a director supported by the family for election at the 2003 annual meeting of shareholders. In response to this request, the Board's Nominating and Corporate Governance Committee considered the matter at its February 10, 2003 meeting and voted against the Geier family's request, with Mr. Turner abstaining from the vote, and reported on the matter to the Board at its February 11, 2003 meeting. On March 14, 2003, certain members of the Nominating and Corporate Governance Committee, together with Ronald D. Brown, the Company's Chairman and Chief Executive Officer, met with members of the Geier family. During this meeting, these Board members explained that the Board did not support the nomination of the candidate for director proposed by the Geier family for several reasons, among which were the Board's view that it would be inappropriate to expand the size of the Board, that the individual lacked the requisite experience for membership on the Board and because adding another Geier family representative to the Board would give the Geier family representation that was disproportionate to its economic interest in the Company. The meeting on March 14, 2003 concluded without any indication that the Geier family would pursue a separate proxy process to elect an additional representative to the Board.

     On March 24, 2003, Albert C. Turner, Mary Alice Geier Turner, Christine
P. Geier and Charles F.C. Turner, all of whom were present at the meeting on March 14, 2003, filed a Preliminary Proxy Statement on Schedule 14A (the "March 24 Proxy Statement") with the Securities and Exchange Commission (the "SEC") as the "Geier Family Shareholder Group" in support of the election of Jerome L. Fedders at the Annual Meeting and opposing the re-election of James Perrella, one of the Board's nominees. Albert C. Turner and Mary Alice Geier Turner are Charles F.C. Turner's parents, and Christine P. Geier is Charles F.C. Turner's aunt.

     Following the filing of the March 24 Proxy Statement by the Geier Family Shareholder Group, representatives of the Company discussed with representatives of the Geier Family Shareholder Group the issues raised in the March 24 Proxy Statement. During these discussions, representatives of the Company indicated that they believed that the Board would not support the nomination of Mr. Fedders for election as a director but that the Board would be willing to consider the addition of a highly qualified, independent director to the Board and to allow a representative of the Geier Family Shareholder Group to have input into the selection of such a director. Representatives of the Geier Family Shareholder Group requested that the Company postpone the annual meeting in order to allow for the continuation of discussions toward a mutually agreeable resolution.

     On April 3, 2003, the Board unanimously (including Charles F.C. Turner) voted to approve, upon the request of the Geier Family Shareholder Group, the postponement of the Annual Meeting and the entering into of an agreement between the Company and the Geier Family Shareholder Group with respect to such postponement. This agreement provided that in consideration of the Company's agreement to postpone its annual meeting, the Geier Family Shareholder Group agreed that, during the pendency of discussions with the Company, the Geier Family Shareholder Group would not take any public action in furtherance of its March 24 Proxy Statement. The Company and the Geier Family Shareholder Group also agreed that, in the event that an agreement was not reached, the parties would effectively withdraw their previous proxy filings and the Company would submit a new filing in connection with the Annual Meeting. The Geier Family Shareholder Group, also agreed to file a new proxy statement if it elects to pursue a proxy contest. On April 4, 2003, the Company issued a press release announcing the postponement of the Annual Meeting at the request of the Geier Family Shareholder Group.

     At the request of representatives of the Geier Family Shareholder Group, the resumption of discussions regarding the Company's proposal for the selection and addition of a highly qualified independent director was deferred until April 7, 2003. On April 7, 2003, the Company resumed discussions with representatives of the Geier Family Shareholder Group, which discussions concluded with alternative proposals advanced by each of the Company and the Geier Family Shareholder Group. On April 8, 2003, the Geier Family Shareholder Group submitted its final proposal rejecting the Company's then latest proposal. At a special meeting of the Board on April 8, 2003, the Board considered the Geier Family Shareholder Group's final proposal and, except for Mr. Turner who indicated his support for the proposal, no director indicated support for the Geier Family Shareholder Group's final proposal; this was communicated to the Geier Family Shareholder Group's representatives by letter dated April 9, 2003. At a special meeting of the

Board on April 11, 2003, a written statement of the Geier Family Shareholder Group was read by the Chairman and affirmed by Mr. Turner indicating that the Geier Family Shareholder Group had elected to withdraw the March 24 Proxy Statement and that it did not intend to refile.

WHY YOU SHOULD VOTE FOR THE BOARD'S NOMINEES FOR DIRECTOR

     The Board believes that each of its nominees brings the level of experience, integrity, leadership and perspective that are the hallmarks of the members of the Board.

     Darryl Allen brings extensive industry experience to the Board and is a former Chairman, President and Chief Executive Officer of Aeroquip-Vickers, Inc., a worldwide manufacturer and distributor of engineered components and systems for the industrial, automotive, aerospace and defense markets. Mr. Allen is currently a member of the Board's Audit Committee and Finance Committee and also serves on the board of directors of Fifth Third Bancorp.

     Ronald D. Brown has served as Chairman of the Board and Chief Executive Officer of the Company since 2001. Mr. Brown has developed significant knowledge of the Company and the industries it serves in his two decades with the Company. Mr. Brown joined the Company in 1980 and has served in various management roles including President and Chief Operating Officer, as well as Chief Financial Officer. Mr. Brown also serves on the Board of A.O. Smith Corporation.

     Mr. Perrella brings extensive management experience in the global manufacturing sector to the Board. As a former Chairman, President and Chief Executive Officer of Ingersoll-Rand Company, a global manufacturer of machinery and equipment for automotive, construction, energy and other industries, he brings substantial knowledge and practical experience to the Board. Mr. Perrella has been a director on several boards of publicly traded companies, such as Becton, Dickinson and Company, Arvin Meritor, Inc. and Bombardier, Inc.

     Each of the Board's nominees is committed to acting in the best interest of all shareholders of the Company and to preserving and creating shareholder value. The Board continues to work with the Company's management to develop and implement the Company's long-term business plan to strengthen its position as a premier supplier in plastics technologies. The Board and the management of the Company believe that the implementation of the Company's cost-cutting and restructuring programs will be significant factors in improving the Company's operating results.

     FOR THESE REASONS, THE BOARD RECOMMENDS THAT YOU VOTE FOR THE BOARD'S NOMINEES.

WHY YOU SHOULD VOTE FOR THE AMENDMENT

     On April 11, 2003, the Board approved the Amendment, declared the Amendment advisable and voted to recommend that the shareholders adopt the Amendment at the Annual Meeting. Charles F.C. Turner, a member of our Board and a member of the Geier Family Shareholder Group, abstained from the vote on the Amendment.

The Amendment aligns voting power with economic ownership.

     A majority of the Board believes that the elimination of "supervoting" rights for long-term holders of Common Stock would benefit shareholders collectively by giving all holders of Common Stock a proportionate voice in the election of directors and other matters submitted to a vote of the shareholders based on their economic stake in the Company. A majority of the Board believes that restoring the principle of "one share, one vote" to holders of Common Stock, through adoption of the Amendment, would make shareholder voting decisions more representative of the wishes of all holders of Common Stock, rather than giving disproportionate influence to long-term holders of Common Stock.


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


The Amendment reflects current best practices in corporate governance.

     A majority of the Board believes that the elimination of "supervoting" rights for long-term holders of Common Stock reflects current best practices in corporate governance. For example, the existence of a disproportionate voting structure reduces a company's corporate governance quotient determined using the criteria developed by Institutional Shareholder Services Inc. ("ISS"). A majority of the Board also notes that a number of companies that had disproportionate voting structures have eliminated those structures in recent years and at least one other company that, like the Company, provides "supervoting" rights to long-term holders has proposed that shareholders vote to eliminate those "supervoting" rights at its 2003 annual meeting. A majority of the Board believes that its proposal of the Amendment is consistent with the Board's efforts to adopt good corporate governance practices.

The Amendment eliminates administrative burdens on the Company.

     The administration of "supervoting" rights for long-term holders of Common Stock imposes cost and administrative burdens on the Company. Elimination of "supervoting" rights for long-term holders of Common Stock would allow the Company to eliminate costs and administrative burdens unrelated to the conduct of its business.

The Amendment reduces confusion over the distribution of voting power.

     A majority of the Board believes that the elimination of "supervoting" rights for long-term holders of Common Stock will reduce confusion over the distribution of voting power among the shareholders of the Company, particularly among shareholders holding through banks or brokers.

FOR THESE REASONS, THE BOARD (WITH MR. TURNER ABSTAINING) RECOMMENDS THAT YOU SUPPORT THE ELIMINATION OF "SUPERVOTING" RIGHTS BY VOTING FOR THE AMENDMENT.


                              VOTING PROCEDURES

     All shares of Common Stock and Preferred Stock represented at the Annual Meeting by a proxy that has not been revoked will be voted at the Annual Meeting. A shareholder who has given a proxy may revoke it at any time before it is voted (i) by voting in person at the meeting, (ii) by giving a written notice of revocation to the Secretary of the Company at 2090 Florence Avenue, Cincinnati, Ohio 45206 or (iii) by giving a later dated proxy.

     If a choice has been specified by a shareholder with respect to any matter to be voted on at the Annual Meeting, the shares represented by such proxy will be voted or withheld from voting accordingly. If no choice is so specified on any blue proxy card, the shares will be voted FOR the election of the Board's nominees, FOR adoption of the Amendment, FOR ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year 2003 and AGAINST the shareholder proposal.

     It is important that your shares be represented and voted whether or not you plan to attend the meeting. Please mark, sign and date the enclosed blue proxy card and return it promptly in the accompanying envelope to ensure that your shares are voted at the Annual Meeting.

     Each share of Preferred Stock is entitled to 24 votes. The Certificate, subject to certain exceptions, provides that each share of Common Stock entitles the holder thereof on the Record Date to ten votes on each matter to be considered at the Annual Meeting, except that no holder shall be entitled to exercise more than one vote on any such matter in respect of any share of Common Stock if there has been a change of beneficial ownership with respect to such share after April 1, 2000. The actual voting power of each holder of Common Stock will be based on information possessed by the Company at the time of the Annual Meeting.

     For purposes of exercising the pass through voting rights for participants in the Company's employee benefit plans and related IRA rollover accounts, each participant having shares of Common Stock credited


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


to his or her account will receive a voting direction card to be returned to the Trustee of the benefit plan with his or her voting instructions. The Trustee will vote plan shares that are not signed and returned (or otherwise voted) in the same proportion as shares are voted with respect to each plan.

     Shares of Common Stock held of record in the names of banks, brokers, nominees and certain other entities are covered by blue proxy cards entitled "Beneficial Owner Card". A shareholder who has been a continuous beneficial owner since a date that is no later than April 1, 2000, is entitled to ten votes for each share of Common Stock held since such date and held on the Record Date, PROVIDED that the certification form on the proxy card is completed. If this certification is not completed, a change of beneficial ownership will, for purposes of this Annual Meeting, be deemed to have occurred after April 1, 2000, with respect to all the shares of Common Stock covered thereby, so that the holder will be entitled to only one vote per share for all such shares.

     The presence, in person or by proxy, at the Annual Meeting of holders of shares of Common Stock and Preferred Stock entitled to exercise a majority of the total voting power of the Company's outstanding stock shall constitute a quorum for all matters other than the Amendment. For purposes of voting on the Amendment, the presence, in person or by proxy, at the Annual Meeting of (a) the holders of shares of Common Stock and Preferred Stock entitled to exercise a majority of the total voting power of the Company's outstanding stock, and (b) the holders of shares of Common Stock entitled to exercise a majority of the total voting power of the outstanding shares of Common Stock, shall constitute a quorum.

     PLEASE NOTE THAT THE BOARD IS SOLICITING VOTES FOR THE ANNUAL MEETING USING BLUE PROXY CARDS. PLEASE DO NOT USE ANY WHITE PROXY CARD THAT THE COMPANY PREVIOUSLY SENT TO YOU. NO WHITE PROXY CARDS (INCLUDING WHITE PROXY CARDS RETURNED PRIOR TO THE DATE OF THIS PROXY STATEMENT) WILL BE COUNTED FOR PURPOSES OF THE ANNUAL MEETING.

           ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

     The Notice of the Annual Meeting of Shareholders and this Proxy Statement and the Company's 2002 Annual Report can be accessed via the Company's Internet site at www.milacron.com. Shareholders of record and plan participants who would like to view future proxy statements and annual reports over the Internet instead of receiving copies in the mail should indicate the same by checking the appropriate box on the enclosed proxy card. Those holding shares through a bank, broker, nominee, or other holder may also have the opportunity to receive future proxy statements and annual reports electronically and should read the information provided by that entity for instructions.

                             PROXY SOLICITATION

     Under applicable SEC regulations, each member of the Board, certain officers and employees of the Company and certain other persons may be deemed to be "participants" in the Company's solicitation of proxies in connection with the Annual Meeting. For information with respect to such participants, please refer to (i) the information set forth under the heading "Directors and Director Nominees", (ii) the information set forth under the heading "Share Ownership of Directors and Executive Officers" and (iii) the information set forth in Schedule I to this Proxy Statement.

     Proxies may be solicited by mail, advertisement, telephone, via the Internet, in person, through public statements and press releases. Solicitations may be made by directors, officers, investor relations personnel and other employees of the Company, none of whom will receive additional compensation for such solicitations. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of Common Stock and Preferred Stock, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. Costs related to the solicitations of proxies will be borne by the Company and include expenditures for printing, postage, legal, accounting, financial advisory, public relations, soliciting, advertising and related expenses. In addition, the Company has retained Innisfree M&A Incorporated ("Innisfree") to provide solicitation and advisory services in connection with the solicitation of proxies for the Annual Meeting. Innisfree will receive a fee estimated at $50,000, plus reasonable out-of-pocket expenses. The agreement between the


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



Company and Innisfree provides for customary indemnification by the Company of Innisfree and its directors, officers, employees and affiliates against certain liabilities and expenses related to its role in the solicitation.

     The Company has retained J.P.Morgan Securities Inc. ("JPMorgan") to render financial advisory services to the Company and, if requested by the Company, assistance in connection with the solicitation of proxies from certain institutional shareholders, in each case in connection with the Amendment as well as any potential proxy contest by the Geier Family Shareholder Group. The Company has agreed to pay JPMorgan an engagement fee of $100,000 and an additional fee of $250,000, payable if the Company's shareholders adopt the Amendment at the Annual Meeting. In addition, the letter agreement between and the Company and JPMorgan provides for reimbursement of JPMorgan's reasonable documented expenses and for customary indemnification by the Company of JPMorgan and its directors, officers, employees and affiliates against certain liabilities and expenses related to its role as financial advisor.

                            ELECTION OF DIRECTORS

     At the Annual Meeting, shareholders will consider and vote upon the election of three directors, each for a three-year term, to the Board. Holders of shares of Preferred Stock and holders of shares of Common Stock vote together as a single class for the election of directors. The three nominees receiving the greatest number of votes will be elected to the Board. Votes withheld from the election of directors, as well as proxies as to which authority to vote is withheld by brokers ("broker non-votes"), will be counted toward the establishment of quorum, but will not be counted in the election of directors.

     Under the Company's By-Laws, the Board is to consist of a number fixed by the Board, and is not to be less than nine nor more than fifteen members. Currently, the number of Board members is set at ten, divided among three classes. On April 11, 2003, the Board adopted a resolution reducing the number of directors from ten to nine, effective upon commencement of the Annual Meeting, since Harry C. Stonecipher has determined not to stand for re-election at the Annual Meeting and his term will expire at the time of the Annual Meeting.

     The persons named as proxies on the enclosed blue proxy card (the "Proxy Committee") intend to vote (unless authority to do so is withheld) for the re-election for a three-year term of directors Darryl F. Allen, Ronald D. Brown, and James E. Perrella. The three nominees have consented to being named as such and to serve if elected.

     In the unexpected event that, prior to the election, any one or more of the nominees shall be unable to serve, the Proxy Committee will vote for the election of such substitute nominees and in no event may proxies be voted for more than three directors.

FOR THE REASONS SET FORTH ABOVE UNDER THE HEADING "INTRODUCTION -- WHY YOU SHOULD VOTE FOR THE BOARD'S NOMINEES FOR DIRECTOR", THE BOARD RECOMMENDS THAT YOU VOTE FOR THE BOARD'S NOMINEES.

                       DIRECTORS AND DIRECTOR NOMINEES

     The following information is furnished with respect to each nominee for election as a director and for each other person whose term of office as a director will continue after the Annual Meeting, other than Mr. Stonecipher, whose term on the Board expires at the time of the Annual Meeting:


          --------------------------------------------------------------------
[picture] DARRYL F. ALLEN                 Member: Audit Committee
          Director since 1993                     Finance Committee
          Age 59                          Term expires 2003,
                                          nominee for three-year term

          Mr. Allen is the retired Chairman, President and Chief Executive Officer of Aeroquip-Vickers, Inc., Maumee, Ohio, a world-wide manufacturer and distributor of engineered components and systems for markets which include industrial, automotive, aerospace and defense. Director of Fifth Third Bancorp.

          --------------------------------------------------------------------
[picture] RONALD D. BROWN                 Member: Executive Committee
          Director since 1999                     Term expires 2003,
          Age 49                          nominee for three-year term

          Mr. Brown is Chairman of the Board and Chief Executive Officer of the Company and has served in that capacity since June 1, 2001. Prior thereto, he was President and Chief Operating Officer from September 20, 1999, Vice President-Finance and Administration and Chief Financial Officer from 1997 and Vice President-Finance and Chief Financial Officer from 1993. Director of A.O. Smith Corporation.

          --------------------------------------------------------------------
[picture] DAVID L. BURNER                 Member: Audit Committee
          Director since 1998                     Finance Committee
          Age 63                          Term expires 2005

          Mr. Burner is the Chairman and Chief Executive Officer of Goodrich Corporation, Charlotte, North Carolina, a provider of aircraft systems and services, and has served in that capacity since July, 1997. He was Chief Executive Officer from December, 1996, to July, 1997, and President from December, 1995, to January, 1997. Prior to 1997 he was an Executive Vice President of The BFGoodrich Company and the President & Chief Operating Officer of BFGoodrich Aerospace. Director of Progress Energy, Inc., Briggs & Stratton Corporation, Lance, Inc., and Goodrich Corporation.

          --------------------------------------------------------------------
[picture] BARBARA HACKMAN FRANKLIN        Member: Audit Committee
          Director since 1996                     Finance Committee
          Age 62                          Term expires 2005

          Ms. Franklin is President and Chief Executive Officer of Barbara Franklin Enterprises, Washington, D.C., an international consulting and investment firm, and has served in that capacity since January, 1995. Prior thereto, she was an independent director, consultant and lecturer (1993-1995), and in 1992 she served as the 29th U.S. Secretary of Commerce. Director of Aetna, Inc., The DOW Chemical Company, MedImmune, Inc., and GenVec, Inc.

          --------------------------------------------------------------------
[picture] HARRY A. HAMMERLY               Member: Audit Committee
          Director since 1992                     Finance Committee
          Age 69                          Term expires 2004

          Mr. Hammerly had served for more than five years, until his retirement in 1995, as Executive Vice President of 3M Company, St. Paul, Minnesota, a world-wide manufacturer serving industrial, commercial, health care and consumer markets. Director of Apogee Enterprises, Inc., and BMC Industries, Inc.

          --------------------------------------------------------------------
[picture] JAMES E. PERRELLA               Member: Personnel and Compensation
          Director since 1993                     Committee
          Age 67                                  Nominating and Corporate
                                                  Governance Committee
                                          Term expires 2003,
                                          nominee for three-year term

          Mr. Perrella is the retired Chairman of Ingersoll-Rand Company, Woodcliff Lake, New Jersey, a world-wide manufacturer of machinery and equipment for automotive, construction, energy and general industries. From 1993 to 1999, he was also President and Chief Executive Officer of Ingersoll-Rand Company. Director of Becton, Dickinson and Company, Arvin Meritor, Inc., and Bombardier, Inc.

          --------------------------------------------------------------------
[picture] JOSEPH A. PICHLER               Member: Executive Committee
          Director since 1996                     Personnel and Compensation
          Age 63                                  Committee
                                                  Nominating and Corporate
                                                  Governance Committee
                                          Term expires 2005

          Mr. Pichler is, and has been for more than the past five years, Chairman of the Board and Chief Executive Officer of The Kroger Co., Cincinnati, Ohio, a food retailer and manufacturer. Director of Federated Department Stores, Inc. and The Kroger Co.
          --------------------------------------------------------------------
[picture] Dr. JOSEPH A. STEGER            Member: Executive Committee
          Director since 1985                     Personnel and Compensation
          Age 66                                  Committee
                                                  Nominating and Corporate
                                                  Governance Committee
                                          Term expires 2004

          Dr. Steger is, and has been for more than the past five years, President, University of Cincinnati. Director of Provident Financial Group, Inc.
          --------------------------------------------------------------------
[picture] HARRY C. STONECIPHER            Member: Personnel and Compensation
          Director since 1991                     Committee
          Age 66                                  Nominating and Corporate
                                                  Governance Committee
                                          Term expires 2003

          Mr. Stonecipher is the retired Vice Chairman of The Boeing Company, Chicago, Illinois, a producer of military and commercial jet aircraft and helicopters as well as missiles, space launch vehicles, and electronic systems, and served in that capacity from May, 2001 to June 2002. Prior thereto, he was President and Chief Operating Officer of The Boeing Company from August, 1997. Prior thereto, he was President and Chief Executive Officer of McDonnell Douglas Corporation. Director of The Boeing Company and PACCAR.

          --------------------------------------------------------------------
[picture] CHARLES F. C. TURNER            Member: Nominating and Corporate
          Director since 2002                     Governance Committee
          Age 42                                  Finance Committee
                                          Term expires 2005

          Mr. Turner had served for more than five years, until his election to the Board in 2002, in various capacities at the Company, his last position being Group Director of Information Technology for the Company's Plastics Technologies Group. Mr. Turner is a great grandson of the late Fred A. Geier, one of the founders of the Company, and a nephew of the late James A. D. Geier, a former director and chief executive officer of the Company.
          --------------------------------------------------------------------

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

CORPORATE GOVERNANCE PRACTICES

     The Board, its committees and the Company's management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. The following governance practices provide the framework in which to so act:

     o Each of the committees of the Board has adopted a charter approved by the Board, setting forth the committee's purpose, the requirements for membership on the committee and guidelines for meetings and procedures, and listing the duties and responsibilities of the committee.

     o The Board and each of its committees has adopted a policy of performing annual self evaluations.

     o The Board regularly meets in executive sessions both with and without the Chief Executive Officer of the Company (the "CEO") present. At sessions without the CEO, the board members present designate a lead director for the session.

     o All members of the Audit Committee and the Personnel and Compensation Committee are independent as defined under the applicable regulatory requirements of the SEC and the New York Stock Exchange (the "NYSE").

     o    All but one of the directors are non-employee directors.

     o The Board has a policy requiring that a director submit his or her resignation from the Board upon a change in the principal position held at the time originally elected to the Board, but in any event no later than his or her seventieth birthday.

     o The Company practices full and timely disclosure of material information. The Company provides detailed quarterly and annual financial information on its website at www.milacron.com. In 2002, the CEO and Chief Financial Officer of the Company began certifying quarterly and annual financial reports filed with the SEC.

     o The Company has adopted a comprehensive Code of Conduct for all employees and a Code of Ethics for senior financial officers.

     o A confidential telephone hotline for anonymous reporting of complaints and concerns has been in place since 1994.

BOARD MEETINGS AND COMMITTEES

     The Board held nine meetings in 2002. Average attendance by directors at the aggregate of the total number of Board and committee meetings was 92%. No director attended fewer than 85% of the aggregate of the total number of meetings of the Board and all committees on which he or she served.

     The Board has established five committees with specific responsibilities. The Executive Committee is composed of three members, two non-employee directors, and one employee director. The Committee meets only on call and may exercise, in the intervals between meetings of the Board, powers of the Board in the management of the business and affairs of the Company. The Committee held no meetings in fiscal year 2002.

     The Audit Committee is composed of four non-employee directors. Each member of the Audit Committee is independent as defined under the applicable regulatory requirements of the SEC and the NYSE. The Audit Committee assists the Board in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and the sufficiency of auditing relative thereto. The Committee is the Board's principal agent for evaluating the quality of internal audit, the independence and qualifications of the Company's independent auditors, the integrity of management, the Company's compliance with legal and regulatory requirements, and the adequacy of disclosures to shareholders. The Committee is directly responsible for the appointment, compensation, and oversight of the work of the independent auditors. The Committee pre-approves all non-audit services performed by the independent auditor. The Committee meets with members of management, the independent auditors and the internal auditors, both together and privately, to review the quarterly and annual financial statements, audit coverage and results, the adequacy of internal accounting controls, and the quality of financial reporting. The Board has adopted a written charter for the Audit Committee. The Committee held five meetings in 2002.

     The Personnel and Compensation Committee is composed of four non-employee directors. Each member of the Committee is independent as defined under the applicable regulatory requirements of the SEC and the NYSE. The Committee reviews and approves the compensation of all corporate officers, including the Chairman and CEO, and reviews and recommends management incentive programs. The Committee annually reviews and approves a management succession plan to assure orderly transition. The Committee has sole authority regarding retention, fees, and termination of any outside consulting firm assisting in the evaluation of director, CEO, or senior executive compensation. The Committee held four meetings in 2002.

     The Nominating and Corporate Governance Committee is composed of five non-employee directors. The Committee (i) assists the Board by identifying individuals qualified to become Board members and recommends such individuals to the Board for nomination for election to the Board, (ii) develops, recommends and annually reviews corporate governance guidelines for the Company, (iii) assists the Board in its annual review of Board performance, and (iv) recommends to the Board director nominees for each committee of the Board. The Committee will consider any recommendation by shareholders of possible director nominees submitted in writing to the Committee in care of the Secretary of the Company no later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting of Shareholders was mailed. Biographical data and the proposed nominee's written consent to be named as a nominee must be included. The Committee held five meetings in 2002.

     The Finance Committee, established in 2002, is composed of five non-employee directors. The Finance Committee reviews management recommendations relating to the capital structure, acquisitions and divestitures, allocation of assets, risk management, and oversees management's fiduciary responsibility for the Company's defined benefit and defined contribution plans. The Committee's initial meeting was held in February, 2003.

COMPENSATION AND BENEFITS

     The Company compensates non-employee directors by payment of an annual retainer of $35,000. All or a portion of this retainer may be deferred into a Company stock and/or cash account under the terms of the Company's Plan for the Deferral of Directors' Compensation, subject to the requirement that a minimum of $10,000 annually be payable in Company stock and credited to a deferred stock account under the plan. The Company also compensates non-employee directors by payment of a fee of $1,500 for each Board and committee meeting attended. Chairpersons of the Audit Committee, Finance Committee, Nominating and Corporate Governance Committee, and Personnel and Compensation Committee also receive an annual retainer of $2,000. In addition, the directors may elect to be covered by $100,000 of group term life insurance.

     Awards of restricted shares and stock options to directors are provided for in the 1997 Long-Term Incentive Plan. Ms. Franklin and Messrs. Allen, Burner, Hammerly, Perrella, Pichler, Steger, and Stonecipher each received a stock option grant of 2,000 shares under the plan in January, 2002. Mr. Turner received a grant of 2,000 shares of restricted stock under the plan in April, 2002.

     The Retirement Plan for Non-Employee Directors was closed on February 6, 1998, with respect to all non-employee directors beginning their first term on the Board after said date. The non-employee directors who were not beginning their first term after February 6, 1998, were given the election to continue to participate in the Retirement Plan for Non-Employee Directors or receive the current value of their projected benefit in a lump sum credited to a deferred stock account under the Company's Plan for the Deferral of Directors' Compensation. The Retirement Plan for Non-Employee Directors has a six- year vesting requirement with monthly benefits paid for life. For non-employee directors with ten or more years of vested service, the benefit under the Retirement Plan for Non-Employee Directors is equal to one hundred percent of the director's base retainer as of the last day of service. A reduced benefit is payable to non-employee directors with less than ten years of vested service.

SHAREHOLDER MEETINGS: CONDUCTING BUSINESS AND NOTICE

     At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board or by any shareholder who is entitled to vote with respect thereto and who has given timely notice thereof in writing to the Secretary of the Company not later than the close of business on the 10th day following the day on which notice of the date of the meeting was first mailed. Notice requirements for shareholder proposals at the 2004 Annual Meeting are provided for on page [ ] of this Proxy Statement.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth information, unless otherwise indicated, as of March 31, 2003, concerning the beneficial owners of more than five percent of the Company's outstanding shares of Common Stock and Preferred Stock. Unless otherwise noted, the individuals or entities named in the table have sole voting and investment power.


                                 COMMON STOCK

                                                               PERCENT OF
BENEFICIAL OWNER                               SHARES       CLASS OUTSTANDING
----------------------------------------     -----------    -----------------

Putnam, LLC d/b/a Putnam Investments(1)       3,982,590           11.7
One Post Office Square
Boston, MA 02109

ICM Asset Management, Inc.                    3,523,775           10.4
and James M. Simmons(2)
601 W. Main Avenue, Suite 600
Spokane, WA 99201

Dimensional Fund Advisors, Inc.(3)            2,536,700            7.5
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

FMR Corp., Edward C. Johnson 3rd              1,799,080            5.3
and Abigail P. Johnson(4)
82 Devonshire Street
Boston, MA 02109


                                PREFERRED STOCK

                                                               PERCENT OF
BENEFICIAL OWNER                               SHARES       CLASS OUTSTANDING
----------------------------------------     -----------    -----------------

Boston Safe Deposit and Trust Company          11,126             18.54
c/o Mellon Bank N.A.
525 William Penn Place, Suite 3148

Pittsburgh, PA 15259

Trustee-- Milacron Employee Benefit Plans       7,154             11.92

Empire & Co.
Box 328A
Exchange Place Station
69 Montgomery Street
Jersey City, NJ 07303-0328

JPMorgan Chase Bank                             6,962             11.60
c/o JP Morgan Investor Services
14201 Dallas Parkway, 12th Floor
Dallas, TX 75254

Bank of New York                                4,403              7.33
One Wall Street
New York, NY 10286

Milacron Geier Foundation                       3,913              6.52
2090 Florence Avenue, Cincinnati, OH 45206
(R. D. Brown, H. A. Hammerly,
and J. A. Pichler, Trustees)



-----------------

(1) As reported in Schedule 13G dated February 5, 2003 filed with the SEC by Putnam, LLC ("Putnam"), a subsidiary of Marsh & McLennan Companies, Inc. ("MMc"), on behalf of MMc, on its own behalf and on behalf of its two registered investment advisory subsidiaries, Putnam Investment Management, LLC (advisor to the Putnam family of mutual funds) and The Putnam Advisory Company, LLC (advisor to Putnam's institutional clients), with respect to 1,310,060 shares of Common Stock as to which Putnam and Putnam Investment Management, LLC reported shared dispositive power and with respect to 2,672,530 shares of Common Stock as to which Putnam and The Putnam Advisory Company, LLC reported shared dispositive power. Putnam and The Putnam Advisory Company, LLC also reported shared voting power with respect to 1,110,940 of the shares of Common Stock as to which they reported shared dispositive power.

(2) As reported in Amendment No. 4 to Schedule 13G dated February 11, 2003 filed with the SEC jointly by ICM Asset Management, Inc. and James M. Simmons with respect to 1,906,711 shares of Common Stock as to which they reported shared voting power and 3,523,775 shares of Common Stock as to which they reported shared dispositive power.

(3) As reported in Schedule 13G dated February 5, 2003 filed with the SEC by Dimensional Fund Advisors Inc., a registered investment advisor, with respect to shares of Common Stock held by funds as to which it serves as investment advisor or manager.

(4) As reported in Amendment No. 3 to Schedule 13G dated February 14, 2003 filed with the SEC jointly by FMR Corp., Edward C. Johnson 3d and Abigail
     P. Johnson with respect to 1,142,480 shares of Common Stock held by various registered investment companies as to which a wholly-owned subsidiary of FMR Corp. has sole dispositive power as a result of acting as investment adviser; 656,600 shares of Common Stock as to which another wholly-owned subsidiary of FMR Corp. has sole voting and dispositive power as a result of acting as investment manager of certain institutional accounts.

              SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of Common Stock and Preferred Stock as of March 31, 2003, for each of the directors and for each of the executive officers named in the Summary Compensation Table No director or named executive officer owns more than one percent of the class shown, except as set forth in the footnotes below.




                      Name                          Common Stock(1)   Preferred Stock
--------------------------------------------------  ---------------   ---------------
Darryl F. Allen(2)                                     44,127                0
Ronald D. Brown(3)(5)                                 354,820                0
David L. Burner(2)                                     24,769                0
Barbara Hackman Franklin(2)                            16,795                0
Harry A. Hammerly(2)(5)                                25,904                0
James E. Perrella(2)                                   46,860                0
Joseph A. Pichler(2)(5)                                17,346                0
Joseph A. Steger(2)                                    24,013                0
Harry C. Stonecipher(2)                                45,178                0
Charles F. C. Turner(2)(4)                            341,401              763
James R. Christie(7)                                  164,206                0
Harold J. Faig                                        250,771                0
Robert P. Lienesch                                    160,312                0
Hugh C. O'Donnell                                      65,908                0
All directors and executive officers as a Group(6)  1,687,759              763

----------------

(1) The amounts shown include (a) the following shares that may be acquired within 60 days pursuant to outstanding option grants: Mr. Brown 247,800 shares, Mr. Christie 139,650 shares, Mr. Faig 199,000 shares, Mr. Lienesch 120,600 shares, Mr. O'Donnell 47,100 shares, 10,500 shares each for Messrs. Allen, Hammerly, Perrella, Steger, and Stonecipher, 7,500 shares each for Ms. Franklin and Mr. Pichler, 3,500 shares for Mr. Burner, 1,000 shares for Mr. Turner, and 900,018 shares for all directors and executive officers as a group; (b) the following shares allocated to participant accounts under the Milacron Retirement Savings Plan, according to information furnished by the Plan Trustee: Mr. Brown 1,363 shares, Mr. Christie 3,639 shares, Mr. Faig 2,434 shares, Mr. Lienesch 1,977 shares, Mr. O'Donnell 1,114 shares, and 12,750 shares for all directors and executive officers as a group; (c) the following shares held by certain members of the individuals' families as to which beneficial ownership is disclaimed: Mr. Brown 100 shares, and Mr. Turner 25 shares; and (d) credits of stock units under the Company's deferred compensation plan as follows: Mr. Brown 7,061 units, Mr. Christie 6,996 units, Mr. Faig 8,388 units, and Mr. Lienesch 5,044 units.

(2) The amounts shown include credits of stock units under the Company's deferred compensation plan for non-employee directors as follows: Mr. Allen 30,627 units, Mr. Burner 19,269 units, Ms. Franklin 4,190 units, Mr. Hammerly 3,458 units, Mr. Perrella 30,360 units, Mr. Pichler 3,646 units, Mr. Steger 10,367 units, Mr. Stonecipher 7,678 units, and Mr. Turner 1,786 units.

(3)  Mr. Brown's beneficial ownership is 1.05% of the outstanding Common
     Stock.

(4) Mr. Turner's beneficial ownership is 1.01% of the outstanding Common Stock and 1.27% of the outstanding Preferred Stock.

(5) The amounts shown do not include 3,913 shares of Preferred Stock held by the Milacron Geier Foundation (of which Messrs. Brown, Hammerly, and Pichler are Trustees), as to which shares beneficial ownership is disclaimed.

(6) Directors' and executive officers' beneficial ownership as a group is 4.99% of the outstanding Common Stock (17 persons) and 1.27% of the outstanding Preferred Stock (1 person).

(7)  Mr. Christie retired effective December 31, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the year 2002 and through March 31, 2003, the Company had outstanding loans in excess of $60,000.00 to one executive officer under the Company's Employee Stock Loan Program for the purposes of exercising stock options and purchasing stock, and for paying related withholding taxes due as a result of such actions or the lapse of restrictions on restricted stock, all under the Company's Long-Term Incentive Plans. Mr. Brown had loans with interest rates ranging from 5.17% to 7.38%, with the largest aggregate amount of indebtedness outstanding at any time during such period being $186,448.17, and the principal balance of all such loans outstanding at the end of the period being $161,221.31. In 2002 the Company discontinued the Employee Stock Loan Program, allowing for the repayment of existing loans in accordance with their respective terms. Pursuant to the Employee Stock Loan Program, the loans are to be repaid on terms of regular payments of not more than 10 years unless the related stock is divested by the employee prior to such time, in which case all amounts owing become payable. The interest rate for each loan was the Applicable Federal Rate in effect under Section 1274(d) of the Internal Revenue Code of 1986, as amended, as of the day on which the loan was made.

RETIREMENT BENEFITS

     The calculation of estimated annual retirement benefits under the Company's regular retirement plan (the "Retirement Plan") is based upon years of service and average earnings for the five consecutive years of highest compensation during such service. Earnings include all cash compensation, including amounts received or accrued under the Short-Term Management Incentive Program, but exclude benefits or payments received under long-term incentive plans or any other employee benefit plan. The Retirement Plan is non-contributory and limits the individual annual benefit to the maximum level permitted under existing law. The credited years of service under the Retirement Plan for the executive officers named in the Summary Compensation Table set forth below are: 36 for Mr. Faig, 22 for Mr. Brown, 23 for Mr. Lienesch, 15 for Mr. O'Donnell, and 2 for Mr. Christie. Mr. Christie became a participant in the Retirement Plan effective January 1, 2001. Prior to this, he was a participant in the Milacron Retirement Savings Plan (a defined contribution plan). Directors who are not officers or employees of the Company are not eligible to participate in the Retirement Plan.

     The table below shows examples of pension benefits which are computed on a straight life annuity basis before deduction of the offset provided by the Retirement Plan, which depends on length of service and is up to one-half of the primary Social Security benefit:



         Estimated Annual Pension for Representative Years of Credited Service

------------------------------------------------------------------------------------------------------------------
    Highest Consecutive
         Five-Year              10            15              20            25             30         35 or more
   Average Compensation   -------------- ------------- -------------- -------------- -------------- --------------
          $100,000            $15,000       $22,500        $30,000        $37,500        $45,000        $52,500
          $250,000            $37,500       $56,250        $75,000        $93,750       $112,500       $131,250
          $500,000            $75,000      $112,500       $150,000       $187,500(*)    $225,000(*)    $262,500
          $750,000           $112,500      $168,750(*)    $225,000(*)    $281,250(*)    $337,500(*)    $393,750
        $1,000,000           $150,000      $225,000(*)    $300,000(*)    $375,000(*)    $450,000(*)    $525,000

-----------------------
(*)  Under existing law, payments of annual benefits in excess of $160,000 may not be made by the Retirement Plan but may be paid directly by the Company, as described in the following paragraph

     In an effort to attract and retain experienced executives, the Board approved a program wherein certain officers are guaranteed annual pensions of not less than 52.5% and not more than 60% of their highest average pay in a consecutive three-year period. Such pensions include the amount payable under the Retirement Plan and are not subject to the maximum limitation imposed on qualified plans such as the Retirement Plan.

EXECUTIVE SEVERANCE AGREEMENTS

     The Company has entered into Executive Severance Agreements (the "Severance Agreements") with Messrs. Brown, Faig, Lienesch, and O'Donnell as well as certain other executive officers (the "Executives"). The Severance Agreements continue through December 31, 2003, and provide that they are to be automatically extended in one year increments (unless notice by the Company is otherwise given) and, in any event, shall continue in effect for a period of two years beyond the term if a Change in Control (as defined below) of the Company occurs.

     Generally, a "Change in Control" of the Company will be deemed to have occurred if: (i) anyone acquires 20% or more of the outstanding voting stock of the Company; (ii) the persons serving as directors of the Company as of October 29, 1998, and replacements or additions subsequently approved by a majority of the Board, cease to make up a majority of the Board; (iii) a merger, consolidation, or reorganization occurs after which the shareholders of the Company own less than 66 2/3% of the surviving corporation; (iv) the Company disposes of all or substantially all of its assets; or (v) the shareholders of the Company approve a plan of liquidation or dissolution of the Company.

     The Severance Agreements provide that the Executives are entitled to certain benefits following a Change in Control of the Company, including: (i) the vesting of all equity-based awards, and (ii) cash payments equal to the value of each Executive's equity options, maximum incentive award, earned but unpaid annual bonus, and outstanding long-term incentive awards. In the event of a qualifying termination of an Executive following a Change in Control, an Executive is entitled to additional benefits, including: (i) a portion of the Executive's maximum incentive award then in effect; (ii) a cash payment of three or two times (depending upon whether or not a Tier I or Tier II Severance Agreement applies) the sum of the Executive's base salary and highest bonus award; (iii) special supplemental retirement benefits determined as if the Executive had three or two years additional credited service under the Company's retirement plans; and (iv) continuation of all life, disability and accident insurance, and medical plan coverage for a period of three or two years. Further, if any of these payments would be subjected to the excise tax imposed on excess parachute payments by the Internal Revenue Code, the Company will "gross-up" the Executive's compensation for all such excise taxes.

     In connection with the sale of the Valenite, Widia and Werko businesses, the Company entered into an early retirement and separation agreement with Mr. Christie. The terms of this agreement included a 2003 payment in the amount of $350,000 in connection with the successful completion of the sales and resolution of post-closing adjustments, outplacement services and the continuation of his monthly salary of $29,166.67 for one year from the date of his early retirement on December 31, 2002.


                     PERSONNEL AND COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

TO OUR SHAREHOLDERS

     The Personnel and Compensation Committee of the Board of Directors (the "Committee") annually reviews and recommends to the full Board compensation levels for the officers of the Company. The Committee consists entirely of independent, non-employee directors.

     The Committee's primary objective in establishing compensation opportunities for the Company's officers is to support the Company's goal of maximizing the value of shareholders' interest in the Company over a period of time. To achieve this objective, the Committee believes it is critical to hire, develop, reward, and retain the most competent executives, and to establish total compensation opportunities for executives based upon competitive market conditions and the overall strategy of the Company.

     The Committee reviews the compensation for all corporate officers, including the individuals whose compensation is detailed in this Proxy Statement. This review is designed to ensure consistency throughout the compensation process. The Committee makes all decisions pertaining to the determination of the Company's executive compensation plans that promote the above objective. The Committee believes that the Company's current compensation programs support the Company's business mission and contribute to the Company's financial success. The Committee considers total compensation when establishing each component of pay.

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m) generally denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1 million per year paid or accrued for each of its chief executive officer and four other most highly compensated executive officers. Certain "performance based" compensation is not subject to the limitation of deductibility provided that certain stockholder approval and independent director requirements are met. The Committee takes into account
Section 162(m) of the Internal Revenue Code while reviewing its policies with respect to the qualifying compensation paid to its executive officers.

BASE SALARY

     The Committee annually reviews each officer's base salary. The factors which influence Committee determinations regarding base salary include job performance, level of responsibilities, breadth of knowledge, prior experience, comparable levels of pay among executives at national market competitors, and internal pay equity considerations. Base pay data is compared with survey information compiled by independent compensation consulting firms. In 2002 the Committee retained Towers Perrin to conduct an independent compensation review to assist the Committee in establishing total compensation, including base pay and short and long-term compensation, for the company officers, including the CEO, and other key executives. Increases in salary levels are driven by individual performance. Base salaries are targeted at the market median, after adjusting for company size. Based on this independent review, the Committee determined that the current base salaries of the Company's officers are within acceptable competitive ranges.

     Due to depressed economic and business conditions, the officers, including the CEO, elected to reduce their base salary by 8% throughout most of 2001 and 2002.

ANNUAL INCENTIVE COMPENSATION

     The Company's officers, including the CEO, are eligible for an annual cash bonus under its 2002 Short-Term Incentive Plan. The corporate and business unit performance measures for bonus payments are based on earning a return on capital in excess of the cost of capital ("EVA") and meeting or exceeding predetermined Critical Success Factors, and thereby enhancing shareholder value at the corporate and/or business unit levels. The Critical Success Factor for 2002 was a reduction of average working capital as a percentage of sales. The Committee establishes the target performance goals and relative weighting for both the EVA and the Critical Success Factor measurement.

     The 2002 Short-Term Incentive Plan provides a balance between the short-term financial goals and long-term objectives of the Company. A partial corporate Short-Term Incentive Plan bonus was paid in 2003 for the achievement related to the Critical Success Factor goal in 2002 and each of the officers named in the Summary Compensation Table received partial bonuses. Annual incentive compensation is targeted to the market median, after adjusting for company size.

LONG-TERM INCENTIVE COMPENSATION

     The 1997 Long-Term Incentive Plan was approved by shareholders in 1997 and gives the Committee the authority and discretion to award stock options, restricted stock and performance share awards (collectively referred to as "Awards") to the Company's key employees. Awards are granted during the life of the Plan and are designed to align the interests of executives with those of the shareholders. Under the 1997 Long-Term Incentive Plan, Awards were granted to the Company's key employees, including its officers. Stock options have an exercise price equal to the market price of the Common Stock on the date of the grant, and vest over a four-year period commencing on the first anniversary of the date of the grant. Stock Options granted on or after February 19, 2002, have a life span of five years from the grant date and those granted prior thereto have a life span of 10 years from the date of the grant. Restricted stock may not be sold or transferred for a period of three years and, as a general rule, the restricted stock is forfeited if the recipient does not remain in the employ of the Company during the entire three-year term. Performance share grants are awarded in the form of restricted shares which may be forfeited or increased, with any increase paid in cash, depending on the growth of basic earnings per share of Common Stock during the three-year measurement period. Performance share grants awarded in 2000 for the 2000-2002 Performance Period were forfeited when the basic earnings per share growth target of 10% was not attained. Performance share grants awarded in 2001 for the 2001-2003 Performance Period will be forfeited unless a growth in basic earnings per share of at least 10%, compounded annually, is achieved, and will be increased by 50% or 100% if growth of basic earnings per common share of at least 12% or 15%, respectively, compounded annually, is achieved. Performance Share grants awarded in 2002 for the 2002-2004 Performance Period will be forfeited unless a basic earnings per share target of at least $1.00 per share is achieved, and will be increased by 50% or 100% if basic earnings per share of $1.35 or $1.75, respectively, is achieved. This approach to long-term incentives was designed to focus executives on the creation of shareholder value over the long term since the full breadth of the compensation package cannot be realized unless basic earnings per common share and the price of Common Stock increase over a number of years.

CEO COMPENSATION

     The compensation of the CEO reflects the same elements as those used in determining the compensation of other corporate officers. The Committee also considers the leadership and effectiveness of the CEO in offering direction and strategic planning for the Company and in dealing with major corporate challenges and opportunities.

     The CEO's base salary of $600,000 was established upon Mr. Brown's promotion to Chairman and CEO in June of 2001. Due to depressed economic and business conditions, the CEO elected to reduce his base salary by 8% throughout most of 2001 and 2002.

     In accordance with the terms of the 2002 Short-Term Incentive Plan, a partial bonus of $196,230 was paid in 2003 for the successful reduction in average working capital as a percentage of sales from 37.9% in 2001 to 29.2% in 2002.

     During fiscal 2002, under the 1997 Long-Term Incentive Plan, Mr. Brown was granted 15,000 performance shares, 30,000 shares of restricted stock and stock options for 100,000 shares.

     Mr. Brown's performance share grant is subject to the same performance targets outlined above. The restricted stock grant was made in recognition of Mr. Brown's recent promotion to Chairman and CEO and to immediately enhance the CEO's stock ownership level. The stock option grant was made on the basis of market practice as determined by independent consultants, as described above.

                                    The Personnel and Compensation Committee

                                    James E. Perrella, Chairman
                                    Joseph A. Pichler
                                    Joseph A. Steger
                                    Harry C. Stonecipher



                                                     SUMMARY COMPENSATION TABLE


                                                     ANNUAL COMPENSATION(1)                  LONG-TERM COMPENSATION
                                             ------------------------------------  --------------------------------------

                                                                                              AWARDS            PAYOUTS
                                                                                   -------------------------- -----------

                                                                                                    SHARES
                                                                          OTHER                   UNDERLYING
                    NAME                                                  ANNUAL    RESTRICTED      STOCK         LTIP     ALL OTHER
             PRINCIPAL POSITION       YEAR    SALARY ($)   BONUS ($)    COMP. ($)   STOCK($)(2)   OPTIONS(#)   PAYOUTS($)   COMP ($)
-----------------------------------  ------  -----------  -----------  ----------  ------------  ------------ -----------  ---------
R. D. BROWN                           2002      562,585      196,230      10,984      621,450      100,000             0          0
   Chairman and                       2001      488,338            0      17,146      282,140      100,000             0          0
   Chief Executive Officer            2000      441,668      344,501      11,361      117,000       60,000             0          0

H. J. FAIG                            2002      369,950       85,084      17,266      276,200       88,000             0          0
   President and                      2001      363,670            0      15,803      101,700       44,000             0          0
   Chief Operating Officer (3)        2000      344,670      214,880      13,061       78,000       40,000             0          0

J. R. CHRISTIE                        2002      329,007       57,379       6,737       69,050       82,000             0          0
   Group Vice President--             2001      332,672            0      10,466      101,700       41,000             0          0
   Metalworking Technologies(4)       2000      312,500      196,334      10,371       88,000       40,000             0          0

R. P. LIENESCH                        2002      253,800       60,861      11,777      248,580       58,000             0          0
   Vice President--Finance            2001      255,670            0      11,720       61,020       29,000             0          0
   and Chief Financial Officer        2000      238,758      149,224       6,076       52,000       26,000             0          0

H. C. O'DONNELL                       2002      216,207       51,846       3,267      165,720       44,000             0          0
   Vice President, General Counsel    2001      217,670            0       4,332       40,680       22,000             0          0
   and Secretary                      2000      195,170      117,102       7,326       39,000       19,000             0          0

                                                           20


--------------

(1)  Includes amounts earned in fiscal year.

(2)  On February 4, 2000, April 25, 2000, February 9, 2001, July 26, 2001, and
     February 12, 2002, the Personnel and Compensation Committee of the Board awarded performance share grants in the form of restricted stock under the 1997 Long-Term Incentive Plan. This restricted stock will vest only if certain performance targets are met during the three-year performance period. Mr. Brown was awarded 9,000 shares in 2000, 15,000 shares in 2001 (7,000 shares on February 9, 2001 and 8,000 shares on July 26, 2001) and 15,000 shares in 2002; Mr. Faig was awarded 6,000 shares in 2000 and 5,000 shares in each of 2001 and 2002; Mr. Christie was awarded 6,000 shares in 2000 (4,000 shares on February 4, 2000 and 2,000 shares on April 25, 2000) and 5,000 shares in each of 2001 and 2002; Mr. Lienesch was awarded 4,000 shares in 2000 and 3,000 shares in each of 2001 and 2002; and Mr. O'Donnell was awarded 3,000 shares in 2000 and 2,000 shares in each of 2001 and 2002.

     On February 12, 2002, the Personnel and Compensation Committee also awarded restricted stock under the 1997 Long-Term Incentive Plan which will vest at the end of three years, but is not subject to other performance targets, as follows: Mr. Brown, 30,000 shares; Mr. Faig, 15,000 shares; Mr. Christie, no shares; Mr. Lienesch, 15,000 shares; and Mr. O'Donnell, 10,000 shares.

     The values of the awards under the Long-Term Incentive Plan are based on the closing prices of $13.00 and $18.00 (for the February 4, 2000 and April 25, 2000 awards, respectively); $20.34 and $17.47 (for the February 9, 2001 and July 26, 2001 awards, respectively), and $13.81 (for the February 12, 2002 awards).

     The performance share grants awarded in 2001 and 2002 will be forfeited unless the compounded annual growth rate of the Company's basic earnings per common share over the three-year performance period commencing January 1, 2000 (for the 2000 grants) and January 1, 2001 (for the 2001 grants) is at least 10%. The performance share grants awarded in 2002 will be forfeited unless the Company's basic earnings per common share over the three-year performance period commencing January 1, 2002 are at least $1.00.

     If the compounded annual growth rate of basic earnings per common share over the respective performance periods for the 2000 and 2001 performance share grants is at least 12%, the awards will be increased by a cash payment equal to 50% of the value of the associated performance share grant at the end of the performance period, and the cash payment will be increased to 100% of the value of the associated performance share grant if that compounded annual growth rate is at least 15%. The 2002 performance share grants will be increased by a cash payment equal to 50% of the value of the associated performance share grant at the end of the performance period if basic earnings per share over the performance period are at least $1.35, and the cash payment will be increased to 100% of the value of the associated performance share grant if those basic earnings per share are at least $1.75.

     The performance share grants awarded on February 4, 2000 and April 25, 2000 for the 2000-2002 performance period were forfeited on February 12, 2003 because the targeted annual growth rate in earnings per share was not attained.

     Dividends are paid on all restricted stock granted under the Long-Term Incentive Plan at the same time and the same rate as dividends are paid to the shareholders on unrestricted stock. In the event that a Change in Control occurs during the performance period or vesting period for restricted stock, the restricted stock will be forfeited, but the executive will receive a cash payment in an amount equal to 200% of the value of the restricted stock at the time of the Change in Control.

     NOTE: The total number of shares of restricted stock held by the listed officers and the aggregate market value at the end of the Company's fiscal year are as follows: Mr. Brown held 69,000 shares valued at $410,550.00; Mr. Faig held 31,000 shares valued at $184,450.00; Mr.
     Christie held 16,000 shares valued at $95,200.00; Mr. Lienesch held 25,000 shares valued at $148,750.00; and Mr. O'Donnell held 17,000 shares valued at $101,150.00. Aggregate market value is based on the closing price of $5.95 at December 31, 2002.

(3) Mr. Faig was elected President and Chief Operating Officer on September 13, 2002.

(4) Mr. Christie retired effective December 31, 2002. For certain payments to which Mr. Christie became entitled in 2003 in connection with his retirement and the sale of the Company's Valenite, Widia and Werko businesses, see the description included under "Executive Severance Agreements".


                                          OPTION GRANTS IN LAST FISCAL YEAR


                             NUMBER OF       % OF TOTAL
                             SECURITIES       OPTIONS
                             UNDERLYING      GRANTED TO     EXERCISE OR                        GRANT DATE
                              OPTIONS       EMPLOYEES IN    BASE PRICE                          PRESENT
          NAME             GRANTED (#)(1)  FISCAL YEAR(2)    ($/SH)(3)    EXPIRATION DATE     VALUE($)(4)
---------------------     --------------- ---------------  ------------- -----------------   -------------

R. D. BROWN                   100,000          12.32%         $13.14          02/19/07          $471,000
H. J. FAIG                     88,000          10.84%         $13.14          02/19/07          $414,480
J. R. CHRISTIE(5)              82,000          10.10%         $13.14          02/19/07          $386,220
R. P. LIENESCH                 58,000           7.15%         $13.14          02/19/07          $273,180
H. C. O'DONNELL                44,000           5.42%         $13.14          02/19/07          $207,240

---------------------


(1) Up to 25% of each stock option grant may be exercised beginning one year following the date of the grant and an additional 25% may be exercised beginning in each subsequent year. The purchase price per share of Common Stock covered by an option is 100% of the fair market value on the grant date. Options expire five years after the date of the grant. In the event of a Change in Control of the Company, all outstanding stock options become immediately exercisable in full.

(2)  Based on 811,500 options granted to all employees in 2002.

(3)  Fair market value on the date of the grant.

(4)  Black-Scholes Assumption Disclosure:

(5)  Mr. Christie retired effective December 31, 2002.


     The estimated grant date present value reflected in the above table is determined using the Black-Scholes model.

     The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the option grants reflected in the above table include the following:

     o Exercise price on the option of $13.14, an amount equal to the fair market value of the underlying stock on the date of the grant;

     o    An option term of 5 years;

     o An interest rate of 4.30% for the February 19, 2002 grants, which represents the interest rate on a U.S. Treasury security on the date of the grant with a maturity date corresponding to that of the option term;

     o Volatility of 42.79% for the February 19, 2002 grants was calculated using daily stock prices for the 36-month period prior to the grant date;

     o Dividends at the rate of $0.04 per share representing the annualized dividends paid with respect to a share of Common Stock at the grant date; and

     o Reductions of 9.61% for the February 19, 2002 grants to reflect the probability of forfeiture due to termination prior to vesting, and 6.21% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

     The ultimate values of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.



                                             AGGREGATED OPTION EXERCISES IN LAST YEAR
                                                 AND FISCAL YEAR-END OPTION VALUES




                                                             Number of Securities                 Value(1) of Unexercised,
                                                        Underlying Unexercised Options          In-the-Money Options Held at
                                                            at Fiscal Year-End (#)                   Fiscal Year-End ($)
                                                       --------------------------------    --------------------------------------

                       Number of
                        Shares
                      Acquired on        Value
         Name         Exercise (#)     Realized ($)     Exercisable      Unexercisable      Exercisable ($)     Unexercisable ($)
------------------   -------------    -------------    -------------    ---------------    ----------------    ------------------

R. D. Brown                 0               $0            180,050          254,750                 $0                  $0
H. J. Faig                  0               $0            144,000          169,000                 $0                  $0
J. R. Christie(2)           0               $0             90,650          154,750                 $0                  $0
R. P. Lienesch              0               $0             85,850          113,750                 $0                  $0
H. C. O'Donnell             0               $0             22,725           80,375                 $0                  $0

------------------

(1)  Based on a fair market value (average of high and low market prices) of Common Stock on December 31, 2002, of $6.00.
(2)  Mr. Christie retired effective December 31, 2002.




                                                         PERFORMANCE GRAPH

                                    COMPARISON OF 5-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN(1)

                                      MILACRON INC., S&P 500 Index and Russell 2000 Index(2)

                                        [graph reflecting the data points set forth below]



                                           12/97       12/98        12/99       12/00        12/01      12/02


   ----------------------------------------------------------------------------------------------------------------
         S&P 500                           100.00      128.52       155.53      141.36       124.63     97.15

   ----------------------------------------------------------------------------------------------------------------

         Russell 2000                      100.00       97.47       118.16      114.58       117.45     93.41

   ----------------------------------------------------------------------------------------------------------------

         Milacron Inc.                     100.00       75.92        62.39       67.37        67.97     25.72

   ----------------------------------------------------------------------------------------------------------------

-----------------------

(1)  Total Shareholder Return assumes $100.00 invested on December 31, 1997 and reinvestment of dividends on a quarterly basis. Market returns are adjusted for spin-offs for both the registrant and any peer group companies. The returns of each issuer in the peer group are weighted quarterly for stock market capitalization. If any member of the peer group is a foreign issuer and is not traded on a U.S. exchange, the market value is converted to U.S. dollars;
     however, returns only reflect the performance of the stock and not gains or losses due to currency fluctuations.

(2)  The S&P 500 Diversified Machinery index (which was included in this graph in prior years but was discontinued by
     Standard and Poor's in 2002) has been replaced with the Russell 2000 Index.

                                                           25

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the quarterly financial results prior to inclusion of the same in the Company's Quarterly Reports on Form 10-Q and reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including those described in Statement on Auditing Standards No. 61, as amended, Communications with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company (including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and considered the compatibility of non-audit services (described under "Independent Auditors" below) with the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held five meetings during 2002.

     In reliance on the reviews and discussion referred to above, the Board approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

     The Committee has recommended, and the Board has approved, subject to shareholder ratification, the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2003.


                                         The Audit Committee
                                         Harry A. Hammerly, Chairman
                                         Darryl F. Allen
                                         David L. Burner
                                         Barbara Hackman Franklin

                         AMENDMENT TO THE CERTIFICATE

     On April 11, 2003, the Board approved the Amendment, declared the Amendment advisable and voted to recommend that the shareholders adopt the Amendment at the Annual Meeting. Charles F.C. Turner, a member of our Board and a member of the Geier Family Shareholder Group, abstained from the vote on the Amendment. The purpose of the Amendment is to eliminate the provisions of Article FOURTH of the Certificate that provide that shares of Common Stock are entitled to ten votes per share upon satisfaction of certain ownership tenure requirements, as described below. Following the elimination of these provisions, each share of Common Stock would be entitled to one vote per share under all circumstances.

     The description of the Amendment below is qualified in its entirety by reference to Annex A, which sets forth the full text of the Amendment.

Article FOURTH of the Certificate

     Article FOURTH of the Certificate currently provides that a holder of Common Stock is entitled to cast ten votes per share at a metting of shareholders for each share of Common Stock that has been beneficially owned by all beneficial owners of that share (i) for a period of at least 36 consecutive calendar months (dating from the first day of the first full month on or after the date of acquisition by such beneficial owner of beneficial ownership of such share) prior to the record date for such meeting or (ii) since April 22, 1986.

     Under existing Article FOURTH of the Certificate, the following transfers are deemed to not interrupt continuous beneficial ownership of a share of Common Stock:

              (i) the transfer of beneficial ownership of such share by gift, by bequest or otherwise through the laws of descent and distribution, outright or to a trust or custodianship, in each case to or for the benefit of a member or members of the transferor's family, or by a trustee to a trust beneficiary or beneficiaries, or to a charitable lead trust or a charitable remainder trust, but only in cases where a member or members of the transferor's family are the beneficiaries of the annual return or the remainder interest in such trust; or

              (ii) the transfer of beneficial ownership of such share to a committee of the property or conservator of an individual, to a guardian for an individual, to a trustee in bankruptcy, or to any similar legally appointed successor to a beneficial owner; or

              (iii) the transfer of beneficial ownership of such share to a successor executor, trustee, guardian, committee, conservator, custodian or similar fiduciary with respect to such share; or

              (iv) the transfer of beneficial ownership of such share from one spouse to another by reason of separation or divorce or under or pursuant to community property laws or other similar laws of any jurisdiction; or

              (v) the transfer of beneficial ownership of such share from one employee benefit plan of the Company to another employee benefit plan of the Company.

     A beneficial owner who acquires beneficial ownership of a share of Common Stock through a transfer of the type listed in clauses (i) through (v) above is deemed to have acquired beneficial ownership of such share on the date the prior beneficial owner acquired beneficial ownership of such share.

     A beneficial owner of any share of the Common Stock acquired as a direct result of a stock split, stock dividend, reclassification, rights offering or other distribution of shares or rights by the Company with respect to existing shares (a "dividend share") will be deemed to have been the continuous beneficial owner of such share from the date on which the original shares with respect to which such dividend shares were issued, were acquired.

     A beneficial owner of any share of Common Stock beneficially owned by reason of participation in any savings, thrift, stock bonus, incentive, employee stock ownership, stock option, pension or other similar individual account, employee benefit plan or arrangement either qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (or similar successor provision) or approved by the shareholders of the Company, shall be deemed to have acquired such beneficial ownership on the date such share was allocated to the account of such beneficial owner under such plan or arrangement, or on the date such beneficial owner was granted an option or right to acquire such share, as the case may be, and the distribution of such share to such beneficial owner pursuant to such plan or arrangement, or the purchase by such beneficial owner of such share upon the exercise of an option or a right, as the case may be, shall not be deemed to be a change in beneficial ownership.

The Amendment

     If the Amendment is adopted by the shareholders at the Annual Meeting, it is expected to become effective following the conclusion of the Annual Meeting on May 23, 2003 upon filing with the Secretary of State of the State of Delaware (the "Effective Time"). At the Effective Time, each share of Common Stock will automatically, without any action by shareholders, be changed and converted into one share of Common Stock having the terms provided in the Amendment. Existing certificates for shares of Common Stock will continue after such change and conversion to represent shares of Common Stock having the terms set forth in Article FOURTH, as amended by the Amendment.

     As a result of the Amendment, each holder of Common Stock would be entitled to one vote for each share of Common Stock held by such holder entitled to vote on matters submitted to a vote at meetings of shareholders. At the Effective Time, each holder of Common Stock will continue to hold the same percentage of Common Stock outstanding as such stockholder held immediately prior to the Effective Time and shares of Common Stock will be identical in all respects and will continue to constitute a single class of stock. Holders of Common Stock currently are not, and following the Amendment will not be, entitled to vote cumulatively for directors of the Company. The Amendment also will provide that, except as otherwise required by law or the Certificate, the holders of shares of Preferred Stock will continue to vote together with the holders of shares of Common Stock as a single class.

Purposes

The Amendment aligns voting power with economic ownership.

     As a result of the Amendment, all holders of Common Stock will have voting rights that more accurately reflect their economic ownership of the Company. A majority of the Board believes that the elimination of "supervoting" rights for long-term holders of Common Stock through the Amendment would benefit shareholders collectively by giving all holders of Common Stock a proportionate voice in the election of directors and other matters submitted to a vote of the shareholders based on their economic stake in the Company instead of how long they have owned shares of Common Stock. A majority of the Board believes that restoring the principle of "one share, one vote" to holders of Common Stock through adoption of the Amendment would make shareholder voting decisions more representative of the wishes of all holders of Common Stock, in proportion to their ownership interest, rather than giving disproportionate influence to long-term holders of Common Stock. The recent actions of the Geier Family Shareholder Group have focused the Board's attention on the significance of the disparity between economic interests and voting rights for the Company and its shareholders

     In particular, a majority of the Board believes that changes in the Common Stock ownership profile of the Company since the creation of "supervoting" rights in 1986 have increased the degree to which long-term holders of Common Stock exercise voting influence that is disproportionate to their economic ownership of the Company. Based on the information set forth in the March 24 Proxy Statement, the Geier Family Shareholder Group owns approximately 2.2% of the outstanding shares of Common Stock. Nonetheless, because a substantial portion of the Common Stock held by members of the Geier family and related trusts is entitled to "supervoting" rights, such holders continue to possess a substantially disproportionate share of the total voting power attributable to the Common Stock.

The Amendment reflects current best practices in corporate governance.

     A majority of the Board believes that the elimination of "supervoting" rights for long-term holders of Common Stock reflects current best practices in corporate governance. For example, the existence of a disproportionate voting structure reduces a company's corporate governance quotient, as determined using the criteria developed by ISS. In addition, a majority of the Board notes that a number of companies that had disproportionate voting structures have eliminated those structures in recent years and at least one other company that, like the Company, provides "supervoting" rights to long-term holders has proposed that shareholders vote to eliminate those "supervoting" rights at its 2003 annual meeting. A majority of the Board believes that the Amendment is consistent with the Board's efforts to adopt good corporate governance practices, including the matters described above under the heading "Board of Directors and Board Committees".

The Amendment eliminates administrative burdens on the Company.

     The complexity of the Company's "supervoting" structure requires the Company to bear additional administrative costs. For example, the "supervoting" structure increases printing and mailing costs and requires the dedication of employee time and effort to administer. Elimination of "supervoting" rights for long-term holders of Common Stock would allow the Company to eliminate costs and administrative burdens unrelated to the conduct of its business.

The Amendment reduces confusion over the distribution of voting power.

     A majority of the Board believes that the elimination of "supervoting" rights will reduce confusion over the distribution of voting power among the shareholders of the Company, particularly among shareholders holding through banks or brokers. Long-term holders of Common Stock must assert "supervoting" rights prior to voting, but shareholders holding through banks or brokers may not know that they are entitled to ten votes per share of Common Stock. As a result, there may be confusion among a number of the Company's shareholders regarding the number of votes to which they are entitled in respect of their Common Stock.

Other mechanisms exist to permit long-term planning and values.

     One of the principal purposes behind the original establishment of "supervoting" rights for long-term holders of Common Stock by the Company in 1986 was the protection of the Board's ability to make decisions that would be in the long-term interests of the Company and its shareholders. While the Board remains committed to a long-term growth strategy, a majority of the Board believes that the Company's long-term strategy is sufficiently well protected by other existing mechanisms. A majority of the Board has concluded that "supervoting" rights for holders of Common Stock are no longer necessary to ensure that the Board has an adequate opportunity to consider and respond to unsolicited offers for the Company. In light of changes in law, the other provisions of the Certificate and the Company's By-Laws and the Company's shareholder rights plan, the Board believes that "supervoting" rights for long-term holders of Common Stock are less important today in ensuring that the Board can make decisions based on the long-term interests of the Company and its shareholders.

     A majority of the Board also believes that changes in the corporate environment have made less applicable today the concerns expressed by the Company in 1986. For example, the Board notes that highly leveraged takeovers and "front-end loaded" tender offers are significantly less common today than they were in 1986, when the "supervoting" rights were adopted.

Effects of the Amendment

     The following paragraphs describe the effects that the Amendment will have on holders of Common Stock upon its effectiveness, which would occur upon the filing of the Amendment with the Secretary of State of the State of Delaware following the completion of the Annual Meeting. Holders of Common Stock should note that none of the effects of the Amendment described below will apply to voting at the Annual Meeting.

     While a majority of the Board believes, for the reasons set forth above, that the Amendment is in the best interests of the Company and its shareholders generally, the Board recognizes that there will be disadvantages to holders of Common Stock who are currently entitled to cast ten votes with respect to at least a portion of their Common Stock, and, possibly, to other holders of Common Stock.

     At the Effective Time, all holders of Common Stock who are currently entitled to cast ten votes per share will experience immediate dilution of their relative voting power, which would reduce the ability of those holders to influence the outcome of matters submitted to a vote of shareholders, including future elections of members of the Board. This dilution could also reduce the ability of such a holder to mount an effective proxy contest or respond to a proxy contest initiated by another holder of Common Stock. In each case, the degree to which a holder of Common Stock could take these actions today would depend on the number of holders of Common Stock that were entitled to, and in fact asserted, the right to cast ten votes per share of Common Stock.

     Since less voting control will be vested in long-term holders of Common Stock following the Effective Time, the Company may be more susceptible to a takeover bid or share accumulation than it otherwise might have been, although a majority of the Board believes that it has other mechanisms at its disposal to protect the interests of the Company's shareholders consistent with the fiduciary duties of directors under Delaware law. The Amendment may also encourage acquisition transactions or proxy contests.

     Because all holders of Common Stock at the Effective Time will be entitled to one vote per share regardless of whether they are now entitled to cast ten votes per share as to any of the Common Stock they own, the percentage of the total voting power of the Company's outstanding stock held by each shareholder will change as a result of the Amendment at the Effective Time.

     Shareholders will, by virtue of the Amendment and the consequent reduction in the total number of votes in the hands of long-term beneficial owners of Common Stock, realize an automatic increase in the relative voting power that they are entitled to exercise with respect to shares of Common Stock that they have owned for less than 36 consecutive calendar months. Shareholders will experience a corresponding and proportionate decrease in the relative voting power that they are entitled to exercise with respect to shares of Common Stock that they have owned for at least 36 consecutive calendar months as a result of the Amendment.

     The Geier Family Shareholder Group owns or controls approximately 2.2% of the outstanding shares of Common Stock. The Company believes that members of the Geier family and related trusts (including the members of the Geier Family Shareholder Group) are presently entitled to cast ten votes per share in respect of a substantial portion of the Common Stock owned or controlled by such persons and trusts. Therefore, the Amendment is expected to reduce the percentage of voting control of the Company exercised by members of the Geier family and related trusts (including the members of the Geier Family Shareholder Group).

     In addition, approximately 13% of the outstanding shares of Common Stock are owned or controlled by plans for the benefit of employees. Presently, the holders of most such shares of Common Stock are entitled to ten votes per share because most beneficial owners of such shares have beneficially owned (or are deemed to have beneficially owned) such shares for more than 36 consecutive calendar months. Thus, the Amendment, for purposes of employee benefit plans, is expected to reduce the percentage of voting control of the Company exercised by or on behalf of employees who are participants in such plans.

     The adoption of the Amendment will not affect the voting power that members of the Geier family and related trusts, employee benefit plans or any other shareholders are entitled to exercise at the Annual Meeting.

     JPMorgan was retained by the Company for purposes of providing advice to the Board regarding the potential impact of the Amendment on the liquidity and trading price of the Common Stock. In connection with rendering such advice, JPMorgan analyzed the historical trading performance and liquidity of the Common Stock, the historical trading performance and liquidity of selected companies with disproportionate voting structures and selected precedent transactions in which "high-vote" securities were reclassified into "low-vote" securities. On April 11, 2003, a representative of JPMorgan presented to the Board the results of the foregoing analysis and JPMorgan's view that, subject to the assumptions and limitations referred to in such presentation, the liquidity and trading price of the Common Stock should not be materially adversely affected solely as a result of the implementation of the Amendment and the removal of the time-phased voting structure. Based upon JPMorgan's view regarding the impact of the Amendment, a majority of the Board believes that the liquidity and trading price of the Common Stock should not be materially adversely affected solely as a result of the implementation of the Amendment and the removal of the time-phased voting structure.

Conforming By-Law Changes

     Certain provisions of the Company's By-Laws that relate to voting by holders of Common Stock at shareholder meetings are inconsistent with the Amendment and as of the Effective Time, the By-Laws will be amended and restated to bring them into conformity with the Amendment. Annex B sets forth the full text of the By-Laws, including the changes to be effected to reflect the Amendment.

Required Vote for Approval

     Approval of the Amendment will require the affirmative vote of (i) the holders of shares of Common Stock and Preferred Stock entitling them to cast a majority of the total voting power of the Company's outstanding stock, and
(ii) the holders of shares of Common Stock entitling them to cast a majority of the total voting power of the outstanding shares of Common Stock. Votes withheld, abstentions or broker non-votes will have the same effect as votes cast against the Amendment.

New York Stock Exchange Listing

     The Company intends to submit a listing application in respect of the Common Stock, as modified by the Amendment, to the NYSE in order to permit the continued listing of the Common Stock on the NYSE.

Credit Agreement

     The Company's amended and restated revolving credit facility, as subsequently amended, provides that the Company may not amend the Certificate or the Company's By-Laws without the consent (such consent not to be unreasonably withheld) of lenders under that credit agreement having commitments that are not less than 50% of the total commitments under that credit agreement. Accordingly, the Company is currently seeking to obtain such consent and has no reason to believe such consent will not be obtained prior to the Annual Meeting.

Federal Income Tax Consequences

     The change and conversion of the outstanding shares of Common Stock on a one for one basis for new shares of Common Stock pursuant to the Amendment will not result in recognition of gain or loss for Federal income tax purposes, the tax basis of the changed and converted Common Stock will be the same as the tax basis of each share of Common Stock existing prior to the Amendment and the holding period of the changed and converted Common Stock will include the holding period of the Common Stock existing prior to the Amendment.


THE BOARD (WITH MR. TURNER ABSTAINING) RECOMMENDS THAT YOU VOTE FOR THE
AMENDMENT.

                             INDEPENDENT AUDITORS

     The Board has appointed Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the fiscal year 2003. While there is no legal requirement that the appointment of auditors be submitted to a vote of the shareholders, the Board believes that the appointment of auditors is of sufficient importance to justify shareholder ratification. In the event that the shareholders do not ratify the appointment, the Board will reconsider its appointment. Ratification of the appointment will require the affirmative vote of the holders of shares of the Common Stock and the Preferred Stock entitled to cast a majority of the total number of votes represented by the shares of such stock, present in person or by proxy at the Annual Meeting, voting together as a single class. Abstentions as well as broker non-votes will be counted toward the establishment of the quorum. Abstentions will have the same effect as a vote against ratification. Broker non-votes will have no effect on ratification.

     The Audit Committee reviews and approves, prior to the annual audit, the scope, general extent, and fees related to the independent auditors' audit examination. The Committee also reviews the extent of non-audit services provided by the independent auditors in relation to the objectivity and independence needed in the audit. The Committee pre-approves all non-audit services performed by the independent auditor (this responsibility may be delegated to the Chairperson when appropriate).

     Fees for the last fiscal year were: Audit Fees -- $1,306,000, Audit-Related Fees -- $16,000, Tax Fees -- $318,000, and All Other Fees -- $353,000. Audit-Related Fees include fees for employee benefit plan audits and other audit-related services. All Other Fees include fees for assistance on bank covenant issues, divestitures, and officer tax/financial planning services.

     A representative of Ernst & Young LLP will attend the annual meeting, will have the opportunity to make a statement and will be available to answer appropriate questions.


THE BOARD RECOMMENDS THAT THE SELECTION OF ERNST & YOUNG LLP BE RATIFIED.

                             SHAREHOLDER PROPOSAL

     The Company has been notified that the following shareholder of the Company intends to present the proposal set forth below for consideration at the Annual Meeting. Approval of the proposal will require the affirmative vote of the holders of shares of the Common Stock and the Preferred Stock entitled to cast a majority of the total number of votes represented by the shares of such stock, present in person or by proxy at the Annual Meeting, voting together as a single class. Abstentions as well as broker non-votes will be counted toward the establishment of the quorum. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the approval of the proposal.

THE BOARD RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL

     I, Stephen A. Sawzin, of 43 Fulton Street, Wilmington, Ohio, 45177, being the owner of $2,000.00 or more of Company Stock, held over one year and to be held beyond the meeting date, present the following Proxy Proposal:

     I propose and recommend that the Board of Directors consider reducing the base salaries of all Executive Officers and Directors, as well as discontinuing NQSO's, ISO's, Restricted Stock Awards and options or rights, etc. as stated in the 1997 Long Term Incentive Plan, including `Separation Contracts' after termination of any existing programs for Executive Officers, and that the retirement plan for Executive Officers be the same as regular employees as stated in the Company Employee Handbook.

     This proposal is limited to Executive Management and Board of Director compensation.


Reasons:

     o The SEC Rules of 1934, as amended, "do not allow shareowners participation in the determination of the amount of remuneration of Management or Directors". It is permissible to ask shareowner approval of suggestions through the proxy ballot to enhance the value of shareowner investment. Were it not so, Management and Directors would have complete say in all matters, and the shareowners might as well not vote at all.

     o The Current 1997 Long Term Incentive Plan as amended in 2000 required a vote of approval of the shareowners. It is therefore appropriate for shareowners to request an amendment.

     o Options, rights, SAR's, are available elsewhere, and a higher offer would induce current executives to leave, and therefore, current compensation does not necessarily retain and hold qualified persons.

     o The current employee retirement plan is a good plan for employees as stated by the CEO in the 2001 shareholder meeting. If that is so, it is also a good plan for Executive Management and the Directors.

     o Aligning with shareholder value is a repeated ploy to allow Executive Management and Directors to continually increase their take of shareholder assets. Shareholders get no options to purchase stock at discounted lower rates, expecting increased stock values, why should Executive Management?

     o Current management and Directors have destroyed a company that was world renowned in product development and technological innovation. All of that expertise has been sold with no residual rights to that investment made to employees, retirees, and shareowner investors.

     o Under current management there has been no development of new industries or products. They have only bought old companies that produce stagnate products and technologies. Therefore, there appears to be no shareholder confidence in the Company's Executive Officers as evidence of low shareholder values since 1988.

     o That financially the return on sales of real profit has made no significant advancement given the fact that business sales has more than doubled since 1988, yet, profits as a percent of sales has only increased slightly or remained the same as compared to the history of the company. Therefore, the Executive Officers and Directors have not increased company or shareholder "value".

     For the above reasons stated, I ask for your yes vote on this shareholder proposal.

STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

     The Board of Directors of the Company recommends a vote "AGAINST" this proposal for the following reasons:

     The Board of Directors is of the opinion that maintaining the current compensation packages of its key employees and directors is in the best interest of the Company and its shareholders as a whole. In 2002, the Board retained Towers Perrin to conduct an independent review of the Company's senior executives' total compensation, including base pay as well as short-term and long-term compensation. This review considered comparable positions at companies of similar size. Based on this review, the Board firmly believes that the current total compensation provided to Company executives, including base salaries, severance agreements, retirement plans and incentive-based compensation programs adopted by the Company work together to provide a sound and balanced approach to compensation and the promotion of shareholder interests. Due to the depressed economic and business conditions, the officers elected to reduce their base salaries by 8% throughout most of 2001 and 2002. Furthermore, no officer has received an increase in salary, other than in recognition of a promotion, since February of 2001.

     This proposal would materially impair the Company's ability to offer a competitive compensation package. The Company has implemented and maintained the 1997 Long Term Incentive Plan in order to align the interests of key employees with shareholders and to enable the Company to compete effectively in the marketplace for top managerial talent that is critical to the Company's success. The Company needs such a package to retain and attract key employees. If adopted, the proposal would give every officer and key employee a financial incentive to leave the Company, thereby impairing the Company's ability to carry on its business operations in an optimal manner.

     Therefore, the Board does not agree that altering the current approach to employee and director compensation will serve the Company's or the shareholders' interests.

THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and related regulations require the Company's directors, executive officers, and persons who own more than 10% of the Common Stock ("reporting persons") to report their initial ownership of the Common Stock and any changes in that ownership to the SEC and the NYSE. All reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they filed. Based on the Company's review of the reports it has received, the Company believes that all Section 16(a) filing requirements applicable to reporting persons were complied with.


                         SHAREHOLDER PROPOSALS FOR THE
                      2004 ANNUAL MEETING OF SHAREHOLDERS

     In order for shareholder proposals for the 2004 Annual Meeting of Shareholders to be eligible for inclusion in the Company's proxy material, they must be received by the Company at its principal office in Cincinnati, Ohio, prior to [ ], 2003. If any shareholder who intends to propose any other matter to be acted upon at the 2004 Annual Meeting of Shareholders does not inform the Company of such matter by [ ], 2004, the persons named as proxies for the 2004 Annual Meeting of Shareholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for that meeting.


                             FINANCIAL STATEMENTS

     The financial statements of the Company and its consolidated subsidiaries, together with the other information required pursuant to Item 13(a) of Schedule 14A, appearing on pages 9 through 49 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "2002 10-K"), are incorporated herein by reference. The Company will provide, without charge, a copy of the relevant pages of the 2002 10-K to any person to whom this Proxy Statement is delivered upon written or oral request by such person. Requests for copies of these pages from the 2002 10-K should be directed to the Company's investor relations department by telephone, at (513) 487-5918 or by mail to Milacron Inc., Investor Relations, 2090 Florence Avenue, Cincinnati, Ohio 45206.


                                 OTHER MATTERS

     The Board does not intend to present any other business at the meeting and knows of no other matters which will be presented. No shareholder has informed the Company of any intention to propose any other matter to be acted upon at the meeting. However, if any other matters come before the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters.


                                  By order of the Board of Directors,

                                  Hugh C. O'Donnell
                                  Vice President, General Counsel and Secretary
Cincinnati, Ohio

April [  ], 2003

                                  SCHEDULE I


              INFORMATION CONCERNING J.P. MORGAN SECURITIES INC.

     In connection with the engagement of JPMorgan as financial advisor, the Company anticipates that employees of JPMorgan may communicate in person, by telephone or otherwise with certain institutions, brokers or other persons who are shareholders for the purpose of assisting in the solicitation of proxies. Although JPMorgan does not admit that it or any of its directors, officers, employees or affiliates is a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, by the SEC, or that Schedule 14A requires the disclosure of certain information concerning them, James R. Elliott, III (Managing Director), Eric J. Stein (Managing Director), Karen L. Parkhill (Managing Director), Marco J. Caggiano (Vice President), Ildefonso B. Alindogan (Associate) and Miranda Ko (Analyst), in each case of JPMorgan (collectively, the "Financial Advisor Participants"), may assist the Company in the solicitation of proxies for the Annual Meeting. The principal business address of Messrs. Elliott, Stein, Caggiano and Alindogan and Ms. Ko is 277 Park Avenue, New York, New York 10172. The principal business address of Ms. Parkhill is 227 W Monroe St., Chicago, Illinois, 60606.

     JPMorgan has provided financial advisory and investment banking services to the Company from time to time for which they have received customary compensation. JPMorgan engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the ordinary course of its business, JPMorgan may actively trade securities of the Company for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities. JPMorgan has advised the Company that as of April 10, 2003, JPMorgan held a zero net position of Common Stock. Except as set forth above, to the Company's knowledge, none of JPMorgan, or any of the Financial Advisor Participants, has any interest, direct or indirect, by security holdings or otherwise, in the Company.

                                                                     *ANNEX A*



[Note: for the purposes of this revised document, brackets indicate deleted language and asterisks indicate inserted language.]


                     RESTATED CERTIFICATE OF INCORPORATION

                                      of

                                 MILACRON INC.


     Milacron Inc., a corporation organized and existing under the laws of the State of Delaware (originally incorporated under the name Cincinnati Milacron Holdings, Inc. on March 18, 1983), hereby certifies as follows:

     FIRST: The name of the corporation (hereinafter referred to as the Company) is Milacron Inc.

     SECOND: The address of the Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of the Company's registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Company shall have authority to issue is 60,060,000, consisting of (1) 60,000 shares of 4% Cumulative Preferred Stock, par value $100 per share (hereinafter referred to as the Preferred Stock), (2) 10,000,000 shares of Serial Preference Stock, par value $1.00 per share (hereinafter referred to as the Serial Preference Stock) and (3) 50,000,000 shares of Common Stock, par value $1.00 per share (hereinafter referred to as the Common Stock).

     The following is a statement of the designation and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Preferred Stock and the Common Stock and the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Serial Preference Stock, which the Board of Directors is herein authorized to fix.

SECTION A: PROVISIONS RELATING TO PREFERRED STOCK

     I. Out of the net assets of the Company legally available for dividends, the holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends in cash at the rate of 4% per annum upon the par value thereof, and no more, payable quarterly on the first days of March, June, September and December in each year (the quarterly periods commencing on the first days of such months, respectively, being herein designated as dividend periods), from March 1, 1983, before (subject to the provisions of paragraphs II and V of this Section A) any sum or sums shall be set aside for or applied to the purchase or redemption of Preferred Stock, and before any dividends shall be declared or paid upon or set apart for, or any other distribution shall be ordered or made in respect of Serial Preference Stock or Common Stock, and before any Serial Preference Stock or Common Stock shall be purchased, redeemed or otherwise acquired by the Company; and such dividends shall be cumulative (whether or not in any dividend period or periods there shall be net assets of the Company legally available for the payment of such dividends), so that if at any time dividends upon all the outstanding Preferred Stock at the rate of 4% per annum upon the par value thereof from March 1, 1983, to the end of the then current dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart for such payment, then (subject to the provisions of paragraphs II and V of this Section A) the amount of the deficiency shall be fully paid, but without interest, or dividends in such amount declared and a sum sufficient for the payment thereof set apart for such payment, before any sum or sums shall be set aside for or applied to the purchase or redemption of Preferred Stock, and before any dividends shall be declared or paid upon or set apart for, or any other distribution shall be ordered or made in respect of, Serial Preference Stock, or Common Stock, and before any Serial Preference Stock or Common Stock shall be purchased, redeemed, or otherwise acquired by the Company.

     II. Out of any remaining net assets of the Company legally available for dividends after or concurrently with making payment of full dividends upon Preferred Stock then outstanding at the rate of 4% per annum upon the par value thereof for all past dividend periods, and after or concurrently with making payment of, or declaring and setting apart for payment, full dividends at said rate on all Preferred Stock then outstanding to the end of the then current dividend period, then, and not otherwise, the holders of Serial Preference Stock and Common Stock shall, subject to the provisions hereof, be entitled to receive such dividends as may from time to time be declared by the Board of Directors; provided, however, that if at any time full dividends upon all Preferred Stock then outstanding at the rate of 4% per annum upon the par value thereof shall have been paid for all past dividend periods and declared and set apart for payment for the current dividend period, dividends on the Serial Preference Stock and (subject to the provisions of Section B of this Article FOURTH) the Common Stock, payable in the next succeeding dividend period, may be declared by the Board of Directors and, when so declared, may be paid in the next succeeding dividend period, notwithstanding any restriction hereinabove in paragraph I of this Section A or in this paragraph II set forth; and provided further that, so long as any Preferred Stock shall be outstanding, in no event shall any dividends whatsoever, whether in cash, shares or otherwise (other than dividends payable in Serial Preference Stock or Common Stock), be declared or paid upon or set apart for, or any other distribution be ordered to be made in respect of, Serial Preference Stock or Common Stock, or any expenditures be made by the Company for the purchase, redemption, retirement or other acquisition of any Serial Preference Stock or Common Stock, if at the time such dividend is so declared or such distribution is so ordered or such expenditures are so made:

     (1) consolidated net current assets remaining after deducting the amount of such dividend or distribution or expenditure would be less than $100 for each share of Preferred Stock outstanding; or

     (2) consolidated net tangible assets remaining after deducting the amount of such dividend or distribution or expenditure would be less than $200 for each share of Preferred Stock outstanding.

     III. The Preferred Stock shall be preferred as to both earnings and assets over the Serial Preference Stock and the Common Stock and, in the event of any voluntary or involuntary liquidation or dissolution or winding up of the Company or any sale of all or substantially all of its assets, the holders of Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to its shareholders, whether from capital, surplus or earnings, an amount equal to $100 per share, if such liquidation, dissolution, winding up or sale be involuntary, and, if voluntary, an amount equal to $105 per share, in each case plus an amount equal to all dividends accrued or in arrears thereon to the date of distribution, for every share of their holdings of Preferred Stock, before any distribution of assets shall be made to the holders of Serial Preference Stock or Common Stock, and the holders of Serial Preference Stock and Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share in all the assets of the Company then remaining, in accordance with the provisions of Section B hereof. If upon any such voluntary or involuntary liquidation or dissolution, winding up or sale, the assets thus distributable among the holders of Preferred Stock shall be insufficient to permit the payment to such holders of Preferred Stock of the preferential amounts aforesaid, then the entire assets of the Company to be distributed shall be distributed ratably among the holders of Preferred Stock according to the amounts which they respectively would be entitled to receive if such assets available for distribution as aforesaid were sufficient to permit the payment in full of said sums. No merger or consolidation of the Company with or into another corporation organized under the laws of the State of Delaware or any other state and no merger or consolidation of any such other corporation into the Company, which shall not in fact result in the liquidation of the enterprise and the distribution of assets to shareholders, shall be deemed to be a liquidation, dissolution, or winding up of the Company or sale of aforesaid.

     IV. The term "dividends accrued or in arrears" whenever used in this Section A with reference to the Preferred Stock shall be deemed to mean (whether or not in any dividend period or in any part thereof in respect of which such term is used there shall have been net assets of the Company legally available for the payment of such dividends) that amount which shall be equal to dividends in cash at the rate of 4% per annum upon the par value thereof from March 1, 1983, to the date as of which dividends accrued or in arrears are or are to be determined for such shares (including an amount equal to the dividend at such rate for the elapsed portion of the current dividend period) less the amount of all dividends paid upon such shares, or deemed to have been paid on such shares in accordance with the provisions of the following sentence. In the event of the issuance of additional Preferred Stock (unless such additional shares have been classified into a new series pursuant to paragraph IX of this Section A), all dividends paid on Preferred Stock outstanding prior to the issuance of such additional Preferred Stock and all dividends declared and payable to the holders of Preferred Stock of record on any date prior to such additional issue shall be deemed to have been paid on the additional Preferred Stock so issued.

     V. The Preferred Stock, or any part thereof, at any time outstanding may be redeemed by the Company at its election expressed by resolution of the Board of Directors, at any time or from time to time, upon not less than 30 days nor more than 60 days previous notice to the holders of record of the Preferred Stock to be redeemed, mailed to the holders of the Preferred Stock to be redeemed, at their respective addresses as the same shall appear on the books of the Company, at the redemption price of $105 per share plus all dividends accrued or in arrears thereon to the date fixed in such notice as the date of redemption; provided, however, that less than all Preferred Stock at the time outstanding may be redeemed only after or concurrently with making payment of all dividends accrued or in arrears upon all Preferred Stock then outstanding for all past dividend periods and after or concurrently with making payment of, or declaring and setting apart for payment, full dividends on all Preferred Stock then outstanding (other than the shares to be redeemed) to the end of the then current dividend period. If less than all the outstanding Preferred Stock is to be redeemed, the redemption may be made either by lot or pro rata in such manner as may be determined or prescribed by resolution of the Board of Directors, or may be limited to fractional shares, if any, outstanding. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Company in providing monies for the payment of the redemption price pursuant to such notice), or, if the Company shall so elect, from and after a date (hereinafter called the date of deposit and which shall be prior to the date fixed as the date of redemption) on which the Company shall provide monies for the payment of the redemption price by depositing the amount thereof for account of the holders of Preferred Stock entitled thereto with a bank or trust company doing business either in the City of Cincinnati in the State of Ohio or in the Borough of Manhattan in the City and State of New York, and having a capital and surplus of at least $5,000,000 pursuant to notice of such election included in the notice of redemption specifying the date on which such deposit will be made, all dividends on Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Company, except the right to receive the redemption price as herein provided, shall cease and terminate. After the deposit of such amount with such bank and trust company, the respective holders of record of Preferred Stock to be redeemed shall be entitled to receive the redemption price at any time upon the actual delivery to such bank or trust company of certificates for the shares to be redeemed properly stamped from transfer (if required) and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank. Any monies so deposited which shall remain unclaimed by the holders of Preferred Stock called for redemption at the end of six years after the redemption date, together with any interest thereon which shall be allowed by the bank or trust company with which the deposit shall have been made, shall be paid by such bank or trust company to the Company.


     VI. Subject to the provisions of the By-laws of the Company, as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of shareholders entitled to vote, at each meeting of the shareholders each holder of record of Preferred Stock shall be entitled to 24 votes for each such share of Preferred Stock held by him, each holder of record of Common Stock shall be entitled to one [or ten votes] *vote* for each such share of Common Stock held by him, as provided in Section C, and each holder of record of Serial Preference Stock of each series shall be entitled to the number of votes, if any, as he may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors in accordance with the provisions of paragraph II of Section B of this Article FOURTH providing for the issuance of such series; provided, however, that anything herein contained to the contrary notwithstanding, the holders of Preferred Stock shall also have the additional rights hereinafter in this paragraph VI set forth, to which additional rights the aforesaid voting rights of the holders of Serial Preference Stock and Common Stock shall be subject. Except as may otherwise be required by law, by this Article FOURTH or by resolutions adopted by the Board of Directors in accordance with the provisions of paragraph II of Section B, the holders of record of Common Stock, Preferred Stock and Serial Preference Stock shall vote together as a single class. If at any time dividends accrued or in arrears upon Preferred Stock then outstanding shall amount to $4 per share or more, a default in preferred dividends, for the purposes of this paragraph VI, shall be deemed to have occurred; and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until, but only until, all dividends accrued or in arrears on all Preferred Stock then outstanding shall have been paid to the end of the last preceding dividend period and the full dividend thereon to the end of the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for such payment. If and whenever a default in preferred dividends shall exist, then at the next annual meeting of shareholders of the Company for the election of directors (unless at the time of such meeting such default in preferred dividends shall no longer exist) and at each other meeting annual or special, for the election of directors, held thereafter and during the existence of such default in preferred dividends, the holders of the outstanding Preferred Stock, voting separately as a class, shall have the right, at each such meeting at which at least 35% of the outstanding Preferred Stock is represented (but not otherwise), to elect one-third of the members of the Board of Directors to be elected, but if the number of directors to be elected when divided by three shall result in a fraction, such fraction shall be disregarded if less than one-half and shall be increased to one if more than one-half. The right to elect one-third of the number of directors to be elected shall be in addition to the right of the holders of the outstanding Preferred Stock to vote with the holders of Serial Preference Stock and Common Stock in the election of the remaining directors of the Company. If, during the existence of a default entitling the holders of Preferred Stock to elect one-third of the directors, any annual meeting of shareholders is not held when and as required by the By-laws of the Company, a special meeting of the shareholders for the purpose of electing directors may be called by the holders of record of at least 10% of the Preferred Stock outstanding. Any director elected by the holders of Preferred Stock, voting as a class pursuant to the aforesaid right, shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term the default in preferred dividends which permitted his election by the holders of Preferred Stock shall cease to exist. If, prior to the end of the term of any director so elected by the holders of Preferred Stock, a vacancy in the office of such director shall occur by reason of the death, resignation, removal or disability of such director, or for any other cause, such vacancy shall be filled for the unexpired term in the manner provided in the By-laws of the Company.


     VII. Anything contained herein or in the By-laws of the Company to the contrary notwithstanding, so long as any Preferred Stock shall be outstanding the Company shall not, without the consent, given by resolution adopted at a meeting duly called for that purpose, or if permitted by law, given in writing, of the holders of at least two-thirds of the Preferred Stock at the time outstanding,

     (1) amend, alter or repeal any of the terms and provisions of the outstanding Preferred Stock in any material respect prejudicial to the holders thereof; or

     (2) increase the authorized amount of Preferred Stock or authorize any new class of stock having preference over, or being on a parity with, the Preferred Stock as to dividends or assets, or create any obligation or security of the Company directly or indirectly convertible into or exchangeable for shares of any class having preference over, or being on a parity with, the Preferred Stock as to dividends or assets; or

     (3) sell or transfer all or substantially all of its assets or merge into or consolidate with any other corporation or merge or consolidate any such other corporation (except a wholly-owned subsidiary) into the Company.

     VIII. As used in this Section A:

     The term "funded debt" shall mean any debt maturing by its terms more than one year from the date thereof, and shall include all such debt created, assumed or guaranteed by the Company or any subsidiary. If the terms of any debt shall include an option on the part of the Company or the subsidiary to extend (by way of renewal or otherwise) its maturity on any conditions, the maturity shall be deemed to be the last date to which the maturity may be so extended. The term "consolidated funded debt" shall mean the total funded debt of the Company and its subsidiaries.

     The term "consolidated net tangible assets" shall mean consolidated tangible assets less (i) consolidated funded debt, (ii) consolidated current liabilities, as hereinafter defined, except such portion thereof, if any, as is included in consolidated funded debt, and (iii) deferred credits and all reserves other than reserves deducted from consolidated tangible assets or reserves included in consolidated current liabilities or reserves representing an appropriation of retained earnings.

     The term "consolidated tangible assets" shall mean (i) the fixed assets (namely plant, property, equipment and all other kinds of tangible fixed assets) owned by the Company and its subsidiaries as at December 31, 1944, plus subsequent additions to such fixed assets, in all cases taken at cost to the Company or its subsidiaries and less reserves for depreciation and other proper deductions; (ii) consolidated current assets, as hereinafter defined; and (iii) other investments and receivables and other tangible assets of the Company and its subsidiaries taken at cost less proper reserves, excluding, however, any securities issued by the Company or by any of its subsidiaries. The cost of tangible assets acquired by the Company or any subsidiary after December 31, 1944, for a consideration other than cash shall be the fair value of such assets as determined by the Board of Directors of the Company. In arriving at consolidated tangible assets, the Company may substitute for the value of any or all fixed assets acquired subsequent to December 31, 1944, calculated in accordance with the foregoing provisions of this paragraph, the fair value thereof as determined by an appraisal by such independent engineer or engineers or other independent expert or experts as the Board of Directors of the Company shall employ for the purpose.

     The term "consolidated net current assets" shall mean consolidated current assets, as hereinafter defined, less consolidated current liabilities, as hereinafter defined.

     The term "consolidated current assets" shall mean the following assets of the Company and its subsidiaries:

     (1) cash and cash items on hand or in transit or on deposit in any solvent bank or trust company;

     (2) shares, bonds and other securities or obligations (other than shares, bonds, securities or obligations of the Company or of any subsidiary) which are readily marketable, taken at the market value thereof;

     (3) good and collectible notes, trade acceptances, accounts and bills receivable, determined to be properly current in accordance with principles approved by certified or independent public accountants or auditors as hereinafter in this paragraph VII provided, in each case taken at the face amount thereof, less reserves determined to be sufficient by the Company in accordance with principles approved by said accountants or auditors;

     (4) any amount required to be paid during the period of twelve months after the date as of which consolidated current liabilities are being determined, as a purchase fund or sinking fund with respect to any funded debt, less, however, any funded debt which has been reacquired by the Company or a subsidiary and is held by it, or a purchase fund or sinking fund agent, earmarked for the purpose of meeting the amount so required to be paid on account of such purchase fund or sinking fund, taken at the amount at which the Company or the subsidiary issuing the same is entitled, under the instrument under which such funded debt was issued, to receive credit with respect thereto against such purchase fund or sinking fund obligation; and

     (5) such other liabilities as may be properly classified as current liabilities under sound accounting practice, as approved by said accountants or auditors.

     The term "subsidiary" shall mean any corporation, association, or business trust, at least a majority of the shares of which at the time outstanding having voting power for the election of a majority of the directors or trustees thereof (except shares having such voting power only upon default in payment of dividends or other defaults) is owned, directly or indirectly, by the Company and/or by one or more other subsidiaries; provided, however, that neither The Factory Power Company, an Ohio corporation, nor any successor thereto nor any subsidiary thereof, shall be deemed to be a subsidiary of the Company for any purpose of this Section A; and provided further that a corporation incorporated under the laws of a jurisdiction other than the United States of any state thereof or the District of Columbia may or may not, as the Company may elect in connection with any determination made pursuant to this paragraph VIII, be deemed to be a subsidiary of the Company for the purposes of such determination.

     The term "wholly-owned subsidiary" shall mean any corporation, association or business trust, all the shares of which at the time outstanding (exclusive of directors' qualifying shares), except shares having a limited participation as to assets, shall be owned, directly or indirectly, by the Company and/or by one or more other wholly-owned subsidiaries.

     All determinations of funded debt, consolidated funded debt, consolidated net tangible assets, consolidated tangible assets, consolidated net current assets, consolidated current assets and consolidated current liabilities, and of the status of any corporation, association or business trust as a subsidiary or a wholly-owned subsidiary of the Company, shall be made, in accordance with good accounting practice, by such firm of certified or independent public accountants or auditors as shall regularly examine and report on the financial statements of the Company for inclusion in its annual report to shareholders or such firm of certified or independent public accountants or auditors as shall be employed by the Board of Directors for the purpose of such determination. In all such determinations, all material intercompany items shall be eliminated and appropriate adjustments shall be made to adjust for and eliminate minority interests in subsidiaries, all as approved by such accountants or auditors. The determinations of such accountants or auditors shall be final and conclusive.

     IX. The Board of Directors shall have authority, subject to such limitations as may be stated herein, to adopt amendments to this Certificate of Incorporation, in respect of any unissued or treasury Preferred Stock, to fix or alter the division of such shares into series, the designation and number of shares of each series, the dividend rate, dates of payment of dividends and dates from which they are cumulative, redemption rights and price, liquidation price, sinking fund requirements, conversion rights, and restrictions on issuance of shares of the same series or of any other class or series.

SECTION B.  PROVISIONS RELATING TO SERIAL PREFERENCE STOCK

     I. The Serial Preference Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereafter provided.

     II. Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article FOURTH, to authorize the issue of one or more series of Serial Preference Stock, and with respect to each such series to fix by resolution or resolutions providing for the issue of such series:

     (1) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

     (2) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

     (3) the annual dividend rate, if any, payable on such series expressed in a dollar amount per share, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or any other series of this class;

     (4) whether the shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

     (5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of the Company;

     (6) whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner in which any such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

     (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or of any other series of this class and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

     (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the Common Stock or any other class or any other series of this class;

     (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

     (10) any other powers, preferences or rights, or any qualifications, limitations or restrictions thereof

     III. Except as otherwise provided by such resolution or resolutions, all shares of Serial Preference Stock shall be of equal rank. All shares of any one series of Serial Preference Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

     IV. No holder of Serial Preference Stock shall have any pre-emptive rights to subscribe to stock obligations, warrants, rights to subscribe to stock or other securities of the Company of any class, whether now or hereafter authorized.

SECTION C:  PROVISIONS RELATING TO COMMON STOCK



     I. The holders of record of Common Stock shall be entitled to one vote per share for all purposes[, except as otherwise provided in subsection (1), and subject to subsection (7)].


     [(1) A holder of record of a share of Common Stock shall be entitled to ten votes on each matter submitted to a vote by the shareholders at a meeting of shareholders for each such share held of record by such holder on the record date for such meeting if, with respect to such share, each and every beneficial owner thereof meets one or both of the following criteria:

          (i) each and every such beneficial owner was the beneficial owner on April 22, 1986 and at all times since such date; or

          (ii) each and every such beneficial owner has been the continuous beneficial owner for at least 36 consecutive calendar months (dating from the first day of the first full month on or after the date such owner acquired beneficial ownership of such share) prior to the record date for such meeting;

subject, in the case of a beneficial owner referred to in subsection (3) hereof, to the presumptions set forth in such subsection (3).]

     [(2) A beneficial owner of any share of Common Stock acquired as a direct result of an Exempt Transfer (as hereinafter defined) will be deemed to have been the continuous beneficial owner of such share from the date such share was acquired by the prior beneficial owner thereof. The occurrence of any of the following events shall constitute an "Exempt Transfer":

          [(i) the transfer of the beneficial ownership of such share by gift, by bequest or otherwise through the laws of descent and distribution, outright or to a trust or custodianship, in each case to or for the benefit of a member or members of the transferor's family, or by a trustee to a trust beneficiary or beneficiaries under the terms of the trust, or to a charitable lead trust or a charitable remainder trust, but only in cases where a member or members of the transferor's family are the beneficiaries of the annual return or the remainder interest in such trust; or

          [(ii) the transfer of the beneficial ownership of such share to a committee of the property or conservator of an individual, to a guardian for an individual, to a trustee in bankruptcy, or to any similar legally appointed successor to a beneficial owner; or

          [(iii) the transfer of the beneficial ownership of such share to a successor executor, trustee, guardian, committee, conservator, custodian or similar fiduciary with respect to such share; or

          [(iv) the transfer of the beneficial ownership of such share from one spouse to another by reason of separation or divorce or under or pursuant to community property laws or other similar laws of any jurisdiction; or

          [(v) the transfer of the beneficial ownership of such share from one employee benefit plan of the Company to another employee benefit plan of the Company.

For purposes of clause (i) above, a family member shall include only the transferor's spouse, ancestors, lineal descendants, siblings and their descendants, aunts and uncles, mother-in-law, father-in-law, sons-in-law, daughters- in-law, brothers-in-law, sisters-in-law and first cousins; and a legally adopted child of an individual shall be treated as a child of such individual by blood.]

     [(3) A beneficial owner of any share of the Common Stock held of record on a record date for determining the holders entitled to vote on any matter submitted to a vote by the shareholders (a "Record Date") in "street" or "nominee" name or by a broker, clearing agency, voting trustee, bank, trust company or other nominee (including any share so held on April 22, 1986 shall be presumed to have acquired the beneficial ownership of such share subsequent to April 22, 1986) shall be presumed to have acquired the beneficial ownership of such share subsequent to April 22, 1986 and to have been the continuous beneficial owner of such share for a period of less than 36 consecutive calendar months prior to such Record Date. Such presumptions shall be rebuttable by showing that beneficial ownership of such share with respect to each and every beneficial owner thereof complies with subsection (1) above.]

     [(4) A beneficial owner of any share of the Common Stock acquired as a direct result of a stock split, stock dividend, reclassification, rights offering or other distribution of shares or rights by the Company with respect to existing shares ("dividend shares") will be deemed to have been the continuous beneficial owner of such share from the date on which the original shares with respect to which the dividend shares were issued, were acquired.]

     [(5) A beneficial owner of any share of Common Stock beneficially owned by reason of participation in any savings, thrift, stock bonus, incentive, employee stock ownership, stock option, pension or other similar individual account employee benefit plan or arrangement either qualified under Section 401(a) of the Internal Revenue Code of 1954, as amended (or similar successor provision), or approved by the shareholders of the Company shall be deemed for purposes of this paragraph I to have acquired such beneficial ownership on the date such share was allocated to the account of such beneficial owner under such plan or arrangement, or on the date such beneficial owner was granted an option or right to acquire such share, as the case may be, and the distribution of such share to such beneficial owner pursuant to such plan or arrangement, or the purchase by such beneficial owner of such share upon the exercise of an option or a right, as the case may be, shall not be deemed to be a change in beneficial ownership for purposes of this paragraph I.]

     [(6) For purposes of this paragraph I, the terms "beneficial owner", "beneficial ownership" and "beneficially owned" shall be determined in accordance with Rule 13d-3, as in effect on April 22, 1986, promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, except as provided otherwise in this paragraph I.]

     [(7) If at any two consecutive annual meetings of the Company's shareholders the number of outstanding shares of Common Stock with respect to which holders of record have the right to cast ten votes per share, as shown on the Company's records as of the respective Record Dates for such meetings, is less than 15% of the total number of outstanding shares of the Common Stock (including in each such number dividend shares (as such term is defined in subsection (4) of this paragraph 1) issued by the Company after April 22, 1986, but excluding from each such number other shares issued by the Company after April 22, 1986), the holders of record of Common Stock will have at each annual or special meeting of shareholders thereafter one vote per share, and, without any action by the Board of Directors or the holders of record of Common

Stock, the provisions of subsections (1) through (6) inclusive of this paragraph I shall not be of any further effect.]

     II. Subject to the provisions of law and the respective preferences of the Preferred Stock and the Serial Preferred Stock, dividends may be paid on the Common Stock of the Company at such time and in such amounts as the Board of Directors may deem advisable.

     III. The Board of Directors of the Company is authorized to effect the elimination of shares of its Common Stock purchased or otherwise reacquired by the Company from the authorized capital stock or number of shares of the Company in the manner provided for in the General Corporation Law of Delaware.

     IV. No holder of Common Stock shall have any pre-emptive right to subscribe to stock, obligations, warrants, rights to subscribe to stock or other securities of any class, whether now or hereafter authorized.

     V. [On April 22, 1986,] *Upon this Restated Certificate of Incorporation becoming effective,* each issued share of the existing Common Stock of the Company, par value $1.00 per share, shall be changed and converted into one share of new Common Stock of the Company, par value $1.00 per share, having the terms specified in this Article FOURTH.


SECTION D.  GENERAL

     Subject to the provisions of law and the foregoing provisions of this Certificate of Incorporation, the Company may issue shares of its Preferred Stock and Serial Preference Stock or Common Stock, from time to time, for such consideration (not less than the par value or stated value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion, subject as aforesaid. Shares so issued, for which the consideration has been paid or delivered to the Company, shall be deemed fully paid stock, and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

     FIFTH: Except for any action which may be taken solely upon the vote or consent of holders of the Preferred Stock no action required to be taken or which may be taken at any annual or special meeting of the shareholders of the Company may be taken by written consent without a meeting, except that any such action may be taken without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by all the shareholders of the Company who would be entitled to notice of a meeting of the shareholders held for such purpose.

     SIXTH: The Board of Directors shall have the power to amend, alter or repeal the By-laws of the Company.

     SEVENTH: (a) The directors shall be divided into three classes, each of which shall be composed, as nearly as may be, of one-third of the directors. The term of office of the directors of the first class is to expire at the annual meeting to be held during the calendar year 1984, the term of office of the directors of the second class is to expire at the annual meeting to be held during the calendar year 1985 and the term of office of the directors of the third class is to expire at the annual meeting to be held during the calendar year 1986. At each annual meeting, commencing with the annual meeting to be held during the calendar year 1984, each of the successors to the directors of the class whose term shall have expired that year shall be elected for a term running until the third annual meeting next succeeding his election and until his successors shall have been duly elected and shall have qualified, except that, upon the filing of any vacancy in the Board of Directors occurring other than by expiration of term of office, a successor shall be elected for the unexpired term. The Board of Directors may determine the class or classes to which directors shall be elected when there is a total number of directors in excess of a number divisible by three. A decrease in the number of directors shall not deprive any director of his office as such before the expiration of his term, but shall become effective until as and when the term or terms of office for directors of the class or classes affected thereby shall expire or a vacancy or vacancies in such class or classes shall occur.

     (b) The provisions of this Article SEVENTH may not be amended, altered or repealed unless such amendment, alteration or repeal, as the case may be, shall have been approved by the affirmative vote of the holders of not less than two-thirds of the total voting power of the outstanding stock of the Company entitled to vote thereon.

     EIGHTH: Election of directors of the Company need not be by ballot unless and to the extent that the By-laws of the Company shall so provide.

     NINTH: Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any shareholder thereof or on the application of any receiver or receivers appointed for this Company under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Company under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as the consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all shareholders or class of shareholders, of the Company, as the case may be, and also on the Company.

     TENTH: The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other person whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article TENTH.

     ELEVENTH: (a) To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     (b) In addition to any requirements of law and any other provisions herein or in the terms of any class or series of capital stock having a preference over the common stock of the Corporation as to dividends or upon liquidation (and not withstanding that a lesser percentage may be specified by law), the affirmative vote of the holders of 2/3 or more of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend, alter or repeal any provision of this Article.


     This Restated Certificate of Incorporation *, which further amends and restates the certificate of incorporation of the Company as heretofore amended and restated,* was duly adopted [by the Board of Directors of the Company] in accordance with the provisions of [Section] *Sections 242 and * 245 of the General Corporation Law of the State of Delaware. [This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the original Certificate of Incorporation of the Company as heretofore amended or supplemented. There is no discrepancy between the provisions of the original Certificate of Incorporation as heretofore amended or supplemented and the provisions of this Restated Certificate of Incorporation.]

     IN WITNESS WHEREOF, the Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by [Daniel J. Meyer] *Ronald D. Brown*, its Chairman[, President and C.E.O.] *and Chief Executive Officer*, and attested by [Wayne F. Taylor] *Hugh C. O'Donnell, Esq.*, its Vice President, General Counsel and Secretary, this [29] *[ ]* th day of [October, 1998] *[May], 2003*.

                                    Milacron Inc.

                                    by
                                       -------------------------------------
                                       [Daniel J. Meyer] *Ronald D. Brown*
                                       Chairman[, President and C.E.O.]
                                       *and Chief Executive Officer*


(Corporate Seal)

Attest:

by
   --------------------------------
   [Wayne F. Taylor] * Hugh C. O' Donnell, Esq.*
   Vice President, General Counsel
   and Secretary

                                                                     *ANNEX B*


                              (As Amended [October 29, 1998] *May ___, 2003*)



[Note: for the purposes of this revised document, brackets indicate deleted language and asterisks indicate inserted language.]

                                    BY-LAWS

                                      of

                                 Milacron Inc.

            (Incorporated under the Laws of the State of Delaware)

                                   ARTICLE I
                                    Offices

Section 1. Principal Office. The registered office of Milacron Inc. (hereinafter called the Company) in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, 19801, County of New Castle, and the registered agent in charge thereof shall be Corporation Trust Center.

Section 2. Other Offices. The Company may also have an office or offices, and keep the books and records of the Company, except as may otherwise be required by the laws of the State of Delaware, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Company require.

                                  ARTICLE II
                           Meetings of Shareholders

Section 1. Place of Meeting. All meetings of the shareholders of the Company shall be held at the principal office of the Company in the State of Ohio or at such other places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 2. Annual Meetings. The annual meeting of shareholders of the Company for the election of directors and for the transaction of such other business as may come before the meeting shall be held on the fourth Tuesday in April in the year 1984 and in each year thereafter, if not a legal holiday under the laws of the state in which the meeting shall be held, and, if a legal holiday, then on the next succeeding business day not a legal holiday under the laws of said state, or on such other date as may from time to time be fixed by the Board of Directors and designated in the notices or waivers of notice thereof.

Section 3. Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by law, may be called by (i) the Chairman of the Board, (ii) the President, or, in case of the President's absence, death or disability, the Vice President authorized to exercise the authority of the President or (iii) the Board of Directors or (iv) as otherwise provided in the *Restated* Certificate of Incorporation of the Company.


Section 4. Notice of Meetings. Except as otherwise provided by law, written notice stating the time, place, and purposes of a meeting of the shareholders, whether annual or special, shall be given, by or at the direction of the Chief Executive Officer or the Secretary either by personal delivery or by mail not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to notice of the meeting. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the Company. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to him, or who shall have waived notice thereof as provided in Article IX of these By-laws. Notice of adjournment of a meeting of shareholders need not be given if the time and place to which it is adjourned are fixed and announced at such meeting, unless the adjournment is for more than 30 days, or the directors, after adjournment, fix a new record date for the adjourned meeting.


Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power, or, if the vote is to be taken by classes, the holders of shares of each class entitling them to exercise a majority of the voting power of that class, present in person or by proxy at any meeting of the shareholders, shall constitute a quorum, unless by law or by the provisions of the *Restated* Certificate of Incorporation of the Company the affirmative vote of a greater percentage of the voting power, or of any class thereof, is required for the approval of any specified matter, in which case, as to such matter, the holders of shares entitling them to exercise such percentage of the voting power, or the holders of shares of such class entitling them to exercise such percentage of the voting power of that class, as the case may be, shall constitute a quorum with respect to such matter; provided, however, that nothing contained in this Section 5 or in Section 6 of this Article II shall be deemed to modify in any way the provisions of paragraph VII of Section A of Article Fourth of the *Restated* Certificate of Incorporation of the Company.


Section 6. Adjournments. If at any annual or special meeting, a quorum shall fail to attend in person or by proxy, a majority in interest of the shareholders attending in person or by proxy at the time and place of such meeting may adjourn the meeting from time to time without further notice, other than by announcement of the time and place of the adjourned meeting at the meeting at which such adjournment is taken, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 7. Organization. At every meeting of the shareholders, the Chairman of the Board, or, in his absence, the President, or, in the absence of both the Chairman of the Board and the President, any Vice President, or, in the absence of all such officers, a chairman chosen by a majority vote of the shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary, shall act as secretary at all meetings of the shareholders. In the absence of the Secretary and the Assistant Secretaries, the chairman may appoint any person present to act as secretary of the meeting.

Section 8. List of Shareholders. It shall be the duty of the Secretary or other officer of the Company who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the shareholders, a complete list of the shareholders entitled to vote thereat, arranged in alphabetical order, and showing the addresses of each shareholder and the number of shares registered in his name. Such list shall be produced and kept available at the times and places, required by law.

Section 9. Order of Business. The order of business at all meetings of the shareholders shall be as determined by the chairman, unless a majority in interest of the shareholders present in person or by proxy at such meeting and entitled to vote thereat shall otherwise determine.


Section 10. Voting. Except as otherwise provided by law or by the *Restated* Certificate of Incorporation of the Company, at each meeting of the shareholders each holder of record of Preferred Stock shall be entitled to 24 votes for each such share of Preferred Stock held by him, each holder of record of Common Stock shall be entitled to one [or ten votes] *vote* for each such share of Common Stock held by him[, as provided in Section C of Article FOURTH of the Company's Certificate of Incorporation], and each holder of record of Serial Preference Stock of each series shall be entitled to the number of votes, if any, as he may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors in accordance with the provisions of paragraph II of Section B of Article FOURTH of the Company's *Restated* Certificate of Incorporation providing for the issuance of such series.


Section 11. Inspectors. Inspectors of election for each meeting of shareholders may be appointed in the manner provided by law, and shall have the duties and authority and shall make the determinations provided by law. Inspectors need not be shareholders.

Section 12. Business and Nominations at Meetings of Shareholders.

     a. At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 12(a). For business to be properly brought before a shareholders meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company, which notice must be received by the Secretary at the principal office of the Company not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed. A shareholder's notice shall set forth (x) a brief description of each matter of business desired to be brought before the meeting, (y) the name and address of the shareholder as they appear on the Company's books and (z) the class and number of shares of the Company's capital stock that are owned of record and, if different, beneficially owned by such shareholder.

     b. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this
Section 12(b). Such nominations, other than those made by or at the direction of Directors, shall be made by timely notice in writing to the Secretary of the Company, which notice must be received by the Secretary at the principal office of the Company not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed. Such shareholder's notice shall set forth (x) as to each nominee all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to the Securities Exchange Act of 1934 and Rules, as amended, including such person's written consent to being named as a nominee and to serving as a director if elected; and (y) as to the shareholder giving notice
(a) the name and address of such shareholders as they appear on the Company's books and (b) the class and number of shares of the Company's capital stock that are owned of record and, if different, beneficially by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a shareholders' notice of nomination which pertains to the nominee.

     c. The chairman of the shareholders' meeting shall determine whether or not the item of business or nomination for election of director was properly brought before the meeting in accordance with the provisions of this Section
12. If the determination is that the item or nomination was not properly brought before the meeting, the item of business or nominee will not be considered at the meeting. The timely notice requirements will not apply to items of business or director nominations by or at the direction of the Board of Directors of the Company.

                                  ARTICLE III
                              Board of Directors


Section 1. General Powers. The Board of Directors shall manage and conduct the property, business and affairs of the Company and may exercise all such authority and powers of the Company and do all such lawful acts and things as are not by law, the *Restated* Certificate of Incorporation of the Company or these By-laws directed or required to be exercised or done by the shareholders.


Section 2. Number and Term of Office. The number of directors of the Company shall initially be five. Effective immediately upon the issuance of more than 1,000 shares of Common Stock, the number of directors of the Company shall be 11 or such other number as may be fixed from time to time by resolution of a majority of the whole Board of Directors, provided, however, that the number of directors shall not be less than nine nor more than 15.


The directors shall be divided into three classes as provided in Article SEVENTH of the *Restated* Certificate of Incorporation of the Company. At each annual meeting of shareholders, there shall be elected (i) the directors of the class the term of office of which shall then expire, (ii) directors to fill any vacancies in any other class, (iii) directors to succeed any directors who shall have been elected, as hereinafter provided in Section 16 of these By-laws to fill vacancies in any other class since the next preceding annual meeting and (iv) directors to be added to a respective class as a result of an increase in the number of directors. Directors to be elected as provided in clause (ii) and clause (iii) shall be elected for the unexpired portions of the original terms of the respective classes. Directors to be elected as provided in clause (iv) shall be elected to the class recommended by the Board of Directors.


The provisions of Section 3 of this Article shall apply, separately, to the election of directors of each class to be elected at any meeting of shareholders, and at any such meeting where directors of more than one class are to be elected, the directors of the class or classes being elected for the shortest terms shall be elected first.


Section 3. Election of Directors. At each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected as recommended by the Board of Directors or voted upon by the shareholders, or, in the case of the election of directors voted for by the holders of the Preferred Stock of the Company voting separately as a class pursuant to the provisions of the *Restated* Certificate of Incorporation of the Company, the persons receiving the greatest number of votes, up to the number of directors to be elected, of such holders of Preferred Stock shall be deemed elected.


Section 4. Quorum and Manner of Acting. Except as otherwise provided by law or by these By-laws, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present. Notice of any adjourned meeting shall be given as set forth in Section 9 of this Article III.

Section 5. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 6. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each election of directors and on the same day, and at the same place at which regular meetings of the Board are held, or as may be otherwise provided by resolution of the Board. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

Section 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday.

Section 8. Special Meetings. Special meetings of the Board of Directors shall be held only when called by the Chief Executive Officer or by a majority of the whole Board of Directors.

Section 9. Notice of Meetings. Notice of each regular and special meeting of the Board of Directors shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by telegraph, cable or facsimile, or be given personally or by telephone, at least two days before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting, but need not state the purposes thereof except as otherwise in these By-laws expressly provided. Notice of any meeting of the Board of Directors need not be given to any director who shall have waived notice thereof as provided in
Article IX of these By- laws; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all of the directors shall be present thereat.

Section 10. Organization. At each meeting of the Board of Directors the Chairman of the Board, or in his absence the President, or in his absence a director chosen by a majority of the directors present, shall act as chairman. The Secretary, or in his absence an Assistant Secretary, or in the absence of the Secretary and Assistant Secretaries, any person appointed by the chairman, shall act as secretary of the meeting.

Section 11. Order of Business. At all meetings of the Board of Directors, business shall be transacted in the order determined by the chairman of the meeting, subject to the approval of the Board.

Section 12. Participation in Meeting by Means of Communications Equipment. Any member of the Board of Directors or any committee thereof may participate in any meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 13. Action Without Meeting. Any action which may be authorized or taken at a meeting of the Board of Directors or any committee thereof may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors who would be entitled to notice of a meeting of the directors held for such purpose, which writing or writings shall be filed with or entered upon the records of the Company.

Section 14. Resignations. Any director of the Company may resign at any time by giving written notice to the Chief Executive Officer or the Secretary of the Company. The resignation of any director shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 15. Removal of Directors. Any director may be removed by the holders of a majority of the votes entitled to be cast at an election of directors, provided, however, that the shareholders may effect such removal only for cause.


Section 16. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal, increase in the number of directors, or any other cause, may be filled by a majority vote of the remaining directors, though less than a quorum; provided, however, that, so long as a default in preferred dividends, as defined in Article FOURTH of the *Restated* Certificate of Incorporation, shall exist, any vacancy in the office of a director elected by the holders of the Preferred Stock voting separately as a class pursuant to the provisions of the *Restated* Certificate of Incorporation of the Company may be filled by a majority vote of the remaining directors so elected by the holders of the Preferred Stock or by an instrument in writing signed by a majority of the remaining directors so elected by the holders of the Preferred Stock and filed with the Company, and in the case of the removal of such director under Section 15 of this Article III, the vacancy may be filled by the vote of the holders of a majority of the outstanding Preferred Stock voting separately as a class, at the same meeting at which such removal shall be voted; and provided further that so long as a default in preferred dividends, as defined in Section A of Article FOURTH of the *Restated* Certificate of Incorporation of the Company, shall exist, if any vacancy or vacancies shall be created in the Board of Directors by any such increase in the number of directors at a time when the Board of Directors shall include directors elected by the increase in the number of directors at a time when the Board of Directors shall include directors elected by the holders of the Preferred Stock, voting separately as a class as aforesaid, such directors elected by the holders of the Preferred Stock of the Company shall have the right to fill such vacancy or vacancies to the extent necessary to preserve to the holders of the Preferred Stock of the Company the one-third representation of the Board of Directors to which they are entitled under Section A of Article FOURTH of the *Restated* Certificate of Incorporation. Each director elected as in this Section 16 provided shall hold office until the annual meeting of the shareholders held next after his election, and until his successor shall have been elected and shall qualify, or until his death, or until he shall resign, or until he shall have been removed in the manner herein provided. Each director elected as in this Section 16 provided by directors, or a director elected by the holders of the Preferred Stock voting separately as a class as aforesaid, shall be deemed, for all purposes of these By-laws, to be a director elected by the holders of the Preferred Stock voting separately as a class as aforesaid.

Section 17. Compensation. The Board of Directors may, at any time or from time to time, by resolution provide that the Company may pay to any Director who shall not be a salaried officer or employee of the Company or any of its subsidiary companies (i) a specified sum as his annual compensation as such director and/or (ii) a fixed sum for attendance at any meeting of the Board. All Directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors. Noting herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving proper compensation therefor.

                                  ARTICLE IV
                        Executive and Other Committees

Section 1. Appointment and Powers. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate annually three's or more of their number, one of whom shall be the Chief Executive Officer of the Company, to constitute an Executive Committee to serve at the pleasure of the Board of Directors. During the intervals between the meetings of the Board of Directors, unless otherwise determined from time to time by resolution passed by the whole Board, the Executive Committee shall possess and may exercise all the powers and authority of the Board in the management and direction of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it, except that the Executive Committee shall not have the power or authority in reference to:


(a)  amending the *Restated* Certificate of Incorporation;


(b)  adopting an agreement of merger or consolidation;

(c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets;

(d) recommending to the stockholders a dissolution of the Company or a revocation of a dissolution;

(e)  amending these By-laws; or

(f) declaring a dividend or authorizing the issuance of stock. Any member of the Executive Committee may be removed at any time by the vote of a majority of the whole Board of Directors.

Section 2. Procedure; Meetings; Quorum. The Executive Committee shall fix its own rules or procedure and shall meet at such times and at such place or places as may be provided by such rules, or by resolution or the Executive Committee or of the Board of Directors. At every meeting of the Executive Committee, the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 3. Resignations. Any member of the Executive Committee may at any time resign by giving written notice to the Chief Executive Officer or to the Secretary of the

Company. Such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate from among its members one or more other committees, each of which shall have such authority of the Board as may be specified in the resolution of the Board designating such committee; provided, however, that any such committee so designated shall not have any powers not allowed to the Executive Committee under Section 1 of this Article
IV. The Board of Directors shall have power at any time to remove the members of such committee, designate alternate members of any such committee and fill vacancies therein; and any such committee shall serve at the pleasure of the Board.

Section 5. Compensation. No member of any committee contemplated by these By-laws shall, as such, receive any stated salary for his services, but by resolution by the Board of Directors a fixed amount may be allowed to each member of such committees, other than to salaried officers or employees, for attendance at each meeting of any such committee. All members of such committees shall receive their expenses, if any, of attendance at meetings of such committees. Nothing herein shall be construed to preclude any members of any such committee from serving the Company in any other capacity and receiving proper compensation therefor.

                                   ARTICLE V
                                   Officers


Section 1. Number; Designation of Chief Executive Officer. The Board of Directors shall elect as officers of the Company, a Chairman of the Board or a President or both, one or more Vice Presidents, a Treasurer, a Secretary and a Controller. The Board of Directors may also determine to elect a Chairman of the Executive Committee; and the Board of Directors may from time to time elect such other officers and assistant officers as it may deem necessary. One person may hold the offices and perform the duties of any two or more of said officers, except those of President and Vice President; provided, however, that no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the *Restated* Certificate of Incorporation of the Company or these By-laws to be executed, acknowledged or verified by two or more officers. The Chairman of the Board or the President shall be the Chief Executive Officer. In the event that both a Chairman of the Board and a President are elected, the Board shall determine whether the Chairman of the Board or the President is to be the Chief Executive Officer.


Section 2. Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors. Each officer shall hold office until his successor is chosen and shall have qualified or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided. The Chairman of the Board, the President and the Chairman of the Executive Committee shall be chosen from among the Directors.

Section 3. Appointment of Agents. The Board of Directors or the Chief Executive Officer may from time to time appoint such agents of the Company as may be deemed proper. Such agents shall have such authority and perform such duties as in these By-laws provided or as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Board of Directors may from time to time authorize any officer to appoint and remove agents and to prescribe their powers and duties.

Section 4. Removal. The Chairman of the Board, the President and the Chairman of the Executive Committee may be removed, either with or without cause, at any time, by a majority vote of the whole Board of Directors. Other officers may be removed, either with or without cause, at any time by the Chief Executive Officer.

Section 5. Resignations. Any officer may resign at any time by giving notice to the Board of Directors or to the Chief Executive Officer or to the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election to such office.

Section 7. Chairman of the Board. The Chairman of the Board, if one shall be elected by the Board of Directors, shall, if present, preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties relating to the business and operations of the Company as may from time to time be assigned to him by the Board of Directors, including, if a President is not elected or if the Board shall so determine, the duties of the Chief Executive Officer of the Company.

Section 8. Chairman of the Executive Committee. The Chairman of the Executive Committee, if one shall be elected by the Board of Directors, shall, if present, preside at all meetings of the Executive Committee and shall perform such other duties relating to the business and operations of the Company as may from time to time be assigned to him by the Board of Directors.

Section 9. The President. The President, if one shall be elected by the Board of Directors, shall perform such duties relating to the business and operations of the Company as may from time to time be assigned to him by the Board of Directors, including, if a Chairman of the Board is not elected or if the Board shall determine, the duties of the Chief Executive Officer of the Company. The President shall, at the request of the Chairman of the Board or in case of his absence or inability to act, also perform the duties of the Chairman of the Board.

Section 10. The Chief Executive Officer. The Chief Executive Officer of the Company, who shall be either the Chairman of the Board or the President as hereinabove provided, shall have general supervisions of the business, affairs and property of the Company and over its several officers, subject, however, to the authority of the Board of

Directors, and shall perform such other duties as from time to time may be assigned to him by the Board of Directors. He shall be ex-officio a member of all standing committees, except as otherwise determined by the Board of Directors.

Section 11. Other Officers. The officers of the Company, other than the Chairman of the Board, the Chairman of the Executive Committee, the President and the Chief Executive Officer, shall have such authority and perform such duties as are from time to time determined by the Board of Directors or the Chief Executive Officer. The Chairman of the Board, the Chairman of the Executive Committee, the President and the Chief Executive Officer shall have such authority and perform such duties as are specified in Sections 7 through 10 hereof, respectively.

                                  ARTICLE VI
                           Shares and Their Transfer

Section 1. Certificates for Shares. Certificates for shares of the Company shall be in such form as shall be approved by the Board of Directors. They shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, and shall certify the number and class of shares held by the respective shareholders of the Company; provided, however, that where any such certificate is countersigned by an incorporated transfer agent or registrar, the signatures of any such officers may be facsimile, engraved, stamped or printed. Although any officer of the Company whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before such certificate has been issued, they may nevertheless be issued by the Company with the same effect as if such officer were still in office at the date of their issue. The share record books and the blank share certificate books shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board of Directors.

Section 2. Transfer of Shares. Transfers of shares of the Company shall be made only on the books of the Company by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Company or a transfer agent of the Company, if any, and on surrender of the certificate or certificates for such shares properly endorsed.

Section 3. Addresses of Shareholders. Each shareholder shall designate to the Secretary or transfer agent of the Company an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any shareholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Company or at his last known post office address.

Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any share of stock of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor. The Board of Directors, or a committee designated thereby with power so to act, or the transfer agents and registrars for the stock of the Company by resolution of the Board of Directors authorizing and directing them so to act, may, in their discretion, cause to be issued and registered to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction. The Board of Directors, or such committee, or said transfer agents and registrars, may, in their discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Company a bond in such sum and with such surety or sureties as they may direct to indemnify the Company and said transfer agents and registrars against any claim that may be made on account of the alleged loss or destruction of any such certificate.

Section 5. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Company.

Section 6. Fixing Date for Determination of Shareholders of Record. In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VII
                                     Seal

The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Company and the words and figures "Corporate Seal Delaware 1998", or such other words or figures as the Board of Directors may approve and adopt.

                                 ARTICLE VIII
                                  Fiscal Year

The fiscal year of the Company shall begin and end on such dates as shall be determined by the Board of Directors.

                                  ARTICLE IX
                               Waiver of Notice


Whenever any notice whatever is required to be given by these By-laws or the *Restated* Certificate of Incorporation of the Company or the laws of the State of Delaware, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

                                   ARTICLE X
                                  Amendments


Any By-law (including this By-law) may be adopted, amended or repealed by the Board of Directors in any manner not inconsistent with the laws of the State of Delaware or the *Restated* Certificate of Incorporation of the Company.


                                  ARTICLE XI
                                 Miscellaneous

Section 1. Execution of Documents. The Board of Directors shall designate the officers, employees and agents of the Company who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Company, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Company; and, unless so designated or expressly authorized by these By-laws, no officer or agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it pecuniarily for any purpose or to any amount.

Section 2. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company or otherwise as the Board of Directors or Treasurer or any other officer of the Company to whom power in this respect shall have been given by the Board shall select.

Section 3. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors shall designate the officers of the Company who shall have authority from time to time to appoint an agent or agents of the Company to exercise in the name and on behalf of the Company the powers, and rights which the Company may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Company may exercise its said powers and rights.

                                  ARTICLE XII
                                Indemnification

Section 1. Right to Indemnification. The Company shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who is or was a director or officer of the Company and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that, except as provided in Section 4(d), the foregoing shall not apply to a director or officer of the Company with respect to a Proceeding that was commenced by such director or officer prior to a Change in Control (as hereinafter defined). Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

Section 2. Insurance, Contracts and Funding. The Company may purchase and maintain insurance to protect itself and any person entitled to indemnification under this Article against any expenses, judgments, fines and amounts paid in settlement as specified in this Article or incurred by any such person in connection with any Proceeding referred to in this Article, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any person entitled to indemnification under this Article in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

Section 3. Indemnification; Not Exclusive Right. The right of indemnification provided in this Article shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

Section 4. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article:

(a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Company within 20 calendar days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article.

(b)  Procedure for Determination of Entitlement to Indemnification.

     (i) To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary of the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 calendar days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

    (ii) The Indemnitee's entitlement to indemnification under this Article shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined), if a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs;
          (C) by the stockholders of the Company (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 4(c).

   (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object, provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

(c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article, the Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4(b)(i), and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 calendar days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification, and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

(d)  Remedies of Indemnitee.

     (i) In the event that a determination is made pursuant to Section 4(b) that the Indemnitee is not entitled to indemnification under this Article, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in an appropriate court of the State of Delaware or any other court of competent jurisdiction or an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article.

    (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or (c), that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or
          (B) such indemnification is prohibited by law. In the event that advancement of expenses is not timely made pursuant to Section 4(a) or payment of indemnification is not made within five calendar days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Company's obligation to pay to the indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.

   (iii) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Article.

    (iv) In the event that the Indemnitee, pursuant to this Section 4(d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(e)  Definitions. Four purposes of this Section 4:

     (i) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office in office immediately prior to such acquisition; (B) the Company is a party to any merger or consolidation in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, or a liquidation or dissolution of the Company; or (D) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

    (ii) "Disinterested Director" means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

   (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (a) the Company or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Article.

Section 5. Effect of Amendments. Neither the amendment or repeal of, nor the adoption of a provisions inconsistent with, any provision of this Article (including, without limitation, this Section 5) shall adversely affect the rights of any director or officer under this Article (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision, or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case, without the written consent of such director or officer.

Section 6. Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 7. Indemnification of Employees and Agent. Notwithstanding any other provision or provisions of this Article, the Company may indemnify (including, without limitation, by direct payment) any person (other than a director or officer of the Company) who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any Proceeding by reason of the fact that such person is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any or all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with such Proceeding.

This proxy when properly executed will be                     Beneficial Owner
voted as directed by the undersigned. If no                   Card
direction is made, this proxy will be voted
"FOR" all the nominees for director listed in item (1) below, "FOR" item (2), "FOR" item
(3) and "AGAINST" item (4) below.

                                                              SEE REVERSE SIDE

   THE BOARD OF DIRECTORS (WITH MR. TURNER ABSTAINING IN THE CASE OF ITEM 2)
                    RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.   Election of Directors

     Nominees for three year terms:

     01 Darryl F. Allen
     02 Ronald D. Brown
     03 James E. Perrella


                  FOR all nominees                         WITHHOLD
                 (except as marked                        AUTHORITY
                  to the contrary)                     for all nominees
                       [   ]                                [   ]

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.)

2. Amendment and restatement of the Restated Certificate of Incorporation to eliminate provisions of Article FOURTH thereof that provide that owners of the Common Stock, par value $1.00 per share, of the Company are entitled to exercise ten votes per share of Common Stock upon satisfaction of certain ownership tenure requirements.

         FOR                   AGAINST                 ABSTAIN
        [   ]                   [   ]                   [   ]

3.   Ratification of appointment of Ernst & Young LLP as independent auditors

         FOR                   AGAINST                 ABSTAIN
        [   ]                   [   ]                   [   ]

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 4.

4.   Shareholder proposal on executive and director compensation

         FOR                   AGAINST                 ABSTAIN
        [   ]                   [   ]                   [   ]

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FOR ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL OUR PROXY SOLICITOR, INNISFREE M&A INCORPORATED, TOLL-FREE AT (877) 825-8631.


Date                   Signature                     Signature
    ----------------            -----------------             -----------------

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. A proxy for shares held jointly by two or more persons should be signed by all.
-------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

              Please remove this portion before returning proxy.

MILACRON INC.                                                            PROXY
                                                     THIS PROXY IS SOLICITED ON
                                                     BEHALF OF THE BOARD OF
                                                     DIRECTORS


       Proxy for Annual Meeting of Shareholders to be Held May 23, 2003

     Harry A. Hammerly, Joseph A. Pichler and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held May 23, 2003, and any adjournment or postponement thereof, on all business that may properly come before the meeting, including the election of directors, the amendment and restatement of the Restated Certificate of Incorporation, the ratification of the appointment of auditors and the shareholder proposal on executive and director compensation.

IMPORTANT VOTING INSTRUCTIONS: A shareholder who has been a continuous beneficial owner since on or prior to April 1, 2000 is entitled to ten votes for each such share of Common Stock PROVIDED that the following certification is completed. By signing, the undersigned: (A) instructs that this proxy be voted as marked and (B) certifies that beneficial ownership of Common Stock has been continuous as follows:


    Date Shares Acquired                            Number of Shares

   -----------------------                        ----------------------
On or prior to April 1, 2000                      ----------------------
    After April 1, 2000                           ----------------------
        TOTAL SHARES                              ----------------------

If no certification is made, it will be deemed that beneficial ownership of all Common Shares was acquired after April 1, 2000.


-------------------------------------------------------------------------------
       Address Change (Mark the corresponding box on the reverse side)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                 (Continued and to be signed on reverse side)





-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

-------------------------------------------------------------------------------

This proxy when properly executed will be                     Please
voted as directed by the undersigned. If no                   Mark Here
direction is made, this proxy will be voted                   for Address [ ]
"FOR" all the nominees for director listed in                 Change
item (1) below, "FOR" item (2), "FOR" item
(3) and "AGAINST" item (4) below.

                                                              SEE REVERSE SIDE

                                                              VOTES

   THE BOARD OF DIRECTORS (WITH MR. TURNER ABSTAINING IN THE CASE OF ITEM 2)
                    RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.   Election of Directors

     Nominees for three year terms:

     01 Darryl F. Allen
     02 Ronald D. Brown
     03 James E. Perrella


                  FOR all nominees                         WITHHOLD
                 (except as marked                        AUTHORITY
                  to the contrary)                     for all nominees
                       [   ]                                [   ]

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.)

2. Amendment and restatement of the Restated Certificate of Incorporation to eliminate provisions of Article FOURTH thereof that provide that owners of the Common Stock, par value $1.00 per share, of the Company are entitled to exercise ten votes per share of Common Stock upon satisfaction of certain ownership tenure requirements.

         FOR                   AGAINST                 ABSTAIN
        [   ]                   [   ]                   [   ]

3.   Ratification of appointment of Ernst & Young LLP as independent auditors

         FOR                   AGAINST                 ABSTAIN
        [   ]                   [   ]                   [   ]

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 4.

4.   Shareholder proposal on executive and director compensation

         FOR                   AGAINST                 ABSTAIN
        [   ]                   [   ]                   [   ]

By checking the box to the right, I consent to future delivery of          [  ]
annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distrubite printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield
Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

FOR ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL OUR PROXY SOLICITOR, INNISFREE M&A INCORPORATED, TOLL-FREE AT (877) 825-8631.

Date                   Signature                     Signature
    ----------------            -----------------             -----------------


Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. A proxy for shares held jointly by two or more persons should be signed by all.

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                             FOLD AND DETACH HERE
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



MILACRON INC.                                                            PROXY
                                                     THIS PROXY IS SOLICITED ON
                                                     BEHALF OF THE BOARD OF
                                                     DIRECTORS


       Proxy for Annual Meeting of Shareholders to be Held May 23, 2003

     Harry A. Hammerly, Joseph A. Pichler and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held May 23, 2003, and any adjournment or postponement thereof, on all business that may properly come before the meeting, including the election of directors, the amendment and restatement of the Restated Certificate of Incorporation, the ratification of the appointment of auditors and the shareholder proposal on executive and director compensation.




-------------------------------------------------------------------------------
       Address Change (Mark the corresponding box on the reverse side)

-------------------------------------------------------------------------------
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-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                 (Continued and to be signed on reverse side)





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                             FOLD AND DETACH HERE

This voting direction card when properly executed             Mark Here
will be voted as directed by the undersigned participant.     for
If no direction is made, this voting direction card will      Address     [  ]
be voted "FOR" all the nominees for director listed in        Change
item (1) below, "FOR" item (2), "FOR" item (3) and "AGAINST" item (4) below.
                                                              SEE REVERSE
                                                              SIDE


                                                              VOTES


   THE BOARD OF DIRECTORS (WITH MR. TURNER ABSTAINING IN THE CASE OF ITEM 2)
                   RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.


1.   Election of Directors

     Nominees for three year terms:

     01 Darryl F. Allen
     02 Ronald D. Brown
     03 James E. Perrella


                 FOR ALL NOMINEES                         WITHHOLD
                (EXCEPT AS MARKED                        AUTHORITY
                 TO THE CONTRARY)                     FOR ALL NOMINEES
                      [   ]                                [   ]

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.)

2. Amendment and restatement of the Restated Certificate of Incorporation to eliminate provisions of Article FOURTH thereof that provide that owners of the Common Stock, par value $1.00 per share, of the Company are entitled to exercise ten votes per share of Common Stock upon satisfaction of certain ownership tenure requirements.

             FOR                  AGAINST                 ABSTAIN
             [ ]                    [ ]                     [ ]

3.   Ratification of appointment of Ernst & Young LLP as independent auditors

             FOR                  AGAINST                 ABSTAIN
             [ ]                    [ ]                     [ ]


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 4.

4. Shareholder proposal on executive and director compensation

             FOR                  AGAINST                 ABSTAIN
             [ ]                    [ ]                     [ ]
By checking the box to the right, I consent to future delivery of        [ ]
annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

                               Signature of
Date                           Participant
     ----------------                       ---------------------------------

Please sign your name exactly as it appears hereon.


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                             FOLD AND DETACH HERE

------------------------------------------------------------------------------





------------------------------------------------------------------------------

                                 MILACRON INC.

  Voting Direction for Annual Meeting of Shareholders to be held May 23, 2003

                  To: Putnam Fiduciary Trust Company, Trustee

     I hereby direct Putnam Fiduciary Trust Company, Trustee, to exercise the votes attributable to the shares of common stock allocated to my account in accordance with my directions on the reverse side, at the Annual Meeting of Shareholders to be held May 23, 2003, and any adjournment or postponement thereof, on all business that may properly come before the meeting, including the election of directors, the amendment and restatement of the Restated Certificate of Incorporation, the ratification of the appointment of auditors and the shareholder proposal on executive and director compensation.



------------------------------------------------------------------------------
        Address Change (Mark the corresponding box on the reverse side)


------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                 (Continued and to be signed on reverse side)





------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

------------------------------------------------------------------------------

This proxy when properly executed will be voted as            Please
directed by the undersigned.  If no direction is made,        Mark Here
this proxy will be voted "FOR" all the nominees for           for Address  [ ]
director listed in item (1) below, "FOR" item (2), "FOR"      Change
item (3) and "AGAINST" item (4) below.

                                                              SEE REVERSE
                                                              SIDE

                                                              PREFERRED

   THE BOARD OF DIRECTORS (WITH MR. TURNER ABSTAINING IN THE CASE OF ITEM 2)
                   RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.


1.   Election of Directors

     Nominees for three year terms:

     01 Darryl F. Allen
     02 Ronald D. Brown
     03 James E. Perrella


                 FOR ALL NOMINEES                         WITHHOLD
                (EXCEPT AS MARKED                        AUTHORITY
                 TO THE CONTRARY)                     FOR ALL NOMINEES
                      [   ]                                [   ]

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.)

2. Amendment and restatement of the Restated Certificate of Incorporation to eliminate provisions of Article FOURTH thereof that provide that owners of the Common Stock, par value $1.00 per share, of the Company are entitled to exercise ten votes per share of Common Stock upon satisfaction of certain ownership tenure requirements.

             FOR                  AGAINST                 ABSTAIN
             [ ]                    [ ]                     [ ]

3.   Ratification of appointment of Ernst & Young LLP as independent auditors

             FOR                  AGAINST                 ABSTAIN
             [ ]                    [ ]                     [ ]


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 4.

4. Shareholder proposal on executive and director compensation

             FOR                  AGAINST                 ABSTAIN
             [ ]                    [ ]                     [ ]

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FOR ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL OUR PROXY SOLICITOR, INNISFREE M&A INCORPORATED, TOLL-FREE AT 877-825-8631.

Date                 Signature                     Signature
    ---------------           -----------------              -----------------

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. A proxy for shares held jointly by two or more persons should be signed by all.
------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

              Please remove this portion before returning proxy.

------------------------------------------------------------------------------

MILACRON INC.                                        PROXY FOR PREFERRED STOCK
                                                                          ONLY
                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


       Proxy for Annual Meeting of Shareholders to be Held May 23, 2003

     Harry A. Hammerly, Joseph A. Pichler and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held May 23, 2003, and any adjournment or postponement thereof, on all business that may properly come before the meeting, including the election of directors, the amendment and restatement of the Restated Certificate of Incorporation, the ratification of the appointment of auditors and the shareholder proposal on executive and director compensation.





------------------------------------------------------------------------------
        Address Change (Mark the corresponding box on the reverse side)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                 (Continued and to be signed on reverse side)





------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

------------------------------------------------------------------------------

This proxy when properly executed will be voted as            Please
directed by the undersigned.  If no direction is made,        Mark Here
this proxy will be voted "FOR" all the nominees for           for Address  [ ]
director listed in item (1) below, "FOR" item (2), "FOR"      Change
item (3) and "AGAINST" item (4) below.

                                                              SEE REVERSE
                                                              SIDE

                                                              VOTES

   THE BOARD OF DIRECTORS (WITH MR. TURNER ABSTAINING IN THE CASE OF ITEM 2)
                   RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.


1.   Election of Directors

     Nominees for three year terms:

     01 Darryl F. Allen
     02 Ronald D. Brown
     03 James E. Perrella


                 FOR ALL NOMINEES                         WITHHOLD
                (EXCEPT AS MARKED                        AUTHORITY
                 TO THE CONTRARY)                     FOR ALL NOMINEES
                      [   ]                                [   ]

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.)

2. Amendment and restatement of the Restated Certificate of Incorporation to eliminate provisions of Article FOURTH thereof that provide that owners of the Common Stock, par value $1.00 per share, of the Company are entitled to exercise ten votes per share of Common Stock upon satisfaction of certain ownership tenure requirements.

             FOR                  AGAINST                 ABSTAIN
             [ ]                    [ ]                     [ ]

3.   Ratification of appointment of Ernst & Young LLP as independent auditors

             FOR                  AGAINST                 ABSTAIN
             [ ]                    [ ]                     [ ]


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 4.

4. Shareholder proposal on executive and director compensation

             FOR                  AGAINST                 ABSTAIN
             [ ]                    [ ]                     [ ]


By checking the box to the right, I consent to future delivery of         [ ]
annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the
Company may no longer distribute printed materials to me from any future
------------------------------------------------------------------------------

------------------------------------------------------------------------------
shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield
Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs
I may incur in printing documents, will be my responsibility.
FOR ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL OUR PROXY SOLICITOR, INNISFREE M&A INCORPORATED, TOLL-FREE AT (877) 825-8631.

Date                 Signature                     Signature
    ---------------           -----------------              -----------------

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. A proxy for shares held jointly by two or more persons should be signed by all.

------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

------------------------------------------------------------------------------

MILACRON INC.                                                            PROXY
                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


       Proxy for Annual Meeting of Shareholders to be Held May 23, 2003

     Harry A. Hammerly, Joseph A. Pichler and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held May 23, 2003, and any adjournment or postponement thereof, on all business that may properly come before the meeting, including the election of directors, the amendment and restatement of the Restated Certificate of Incorporation, the ratification of the appointment of auditors and the shareholder proposal on executive and director compensation.


------------------------------------------------------------------------------
        Address Change (Mark the corresponding box on the reverse side)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                 (Continued and to be signed on reverse side)





------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

------------------------------------------------------------------------------